Exhibit 99.1

RISK FACTORS

Unless stated otherwise or dictated by context, all capitalized terms used herein but not defined shall have the meanings set forth in the Current Report on Form 8-K/A filed by Signing Day Sports, Inc., a Delaware corporation, with the U.S. Securities and Exchange Commission on November 14, 2025 (the “Form 8-K/A”), and if not defined therein, such capitalized terms shall have the meanings set forth in the Form 8-K/A.

BlockchAIn will be faced with a market environment that cannot be predicted and that involves significant risks and uncertainties, many of which will be beyond our control. BlockchAIn’s business, financial condition and results of operations could be materially and adversely affected by any of these risks. In that event, the trading price of BlockchAIn common shares would likely decline and you might lose all or part of your investment. In addition to the other information contained in or attached to the Form 8-K/A, you should carefully consider the material risks described below. You should also review the discussion under the section entitled “Risk Factors” and all of the other information that will be set forth in or attached to the proxy statement/prospectus and the other relevant materials relating to the proposed Business Combination when they become available before making any voting or investment decision with respect to the proposed Business Combination. In addition, the Form 8-K/A or the exhibits to the Form 8-K/A may also contain forward-looking statements that involve risks and uncertainties. BlockchAIn’s results could materially differ from those anticipated in these forward-looking statements, as a result of certain factors including the risks described below. See also the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in the Form 8-K/A.

Risks Related to the Business Combination

If the proposed Business Combination is not consummated, Signing Day Sports’ business could suffer materially and Signing Day Sports’ stock price could decline.

The consummation of the proposed Business Combination is subject to a number of closing conditions, including the approval by the Signing Day Sports Stockholders, approval by the NYSE American of BlockchAIn’s application for initial listing of its common shares in connection with the Business Combination, and other customary closing conditions. If the conditions are not satisfied or (where permissible) waived, the Business Combination will not occur.

If the proposed Business Combination is not consummated, Signing Day Sports may be subject to a number of material risks, and its business and stock price could be adversely affected, as follows:

●	Signing Day Sports has incurred and expects to continue to incur significant expenses related to the proposed Business Combination even if the Business Combination is not consummated.

●	The Business Combination Agreement contains covenants relating to Signing Day Sports’ solicitation of competing acquisition proposals and the conduct of Signing Day Sports’ business between the Original Signing Date and the Closing. As a result, significant business decisions and transactions before the Closing require the consent of One Blockchain. Accordingly, Signing Day Sports may be unable to pursue business opportunities that would otherwise be in its best interest as a standalone company. If the Business Combination Agreement is terminated after Signing Day Sports has invested significant time and resources in the transaction process, Signing Day Sports will have a limited ability to continue its current operations without obtaining additional financing to fund its operations.

●	Signing Day Sports could be obligated to pay One Blockchain the lesser of a $250,000 termination fee or expenses incurred by One Blockchain in connection with the termination of the Business Combination Agreement, depending on the reason for the termination.

●	Signing Day Sports’ customers, prospective customers, collaborators, and investors in general may view the failure to consummate the Business Combination as a poor reflection on its business or prospects.

●	Some of Signing Day Sports’ suppliers, distributors, collaborators and others may seek to change or terminate their relationships with Signing Day Sports as a result of the proposed Business Combination.

●	As a result of the proposed Business Combination, current and prospective employees could experience uncertainty about their future roles within the Combined Company. This uncertainty may adversely affect Signing Day Sports’ ability to retain its key employees, who may seek other employment opportunities.

●	Signing Day Sports’ management team may be distracted from day-to-day operations as a result of the proposed Business Combination.

●	The market price of the Signing Day Sports common stock may decline to the extent that the current market price reflects a market assumption that the proposed Business Combination will be completed.

In addition, if the Business Combination Agreement is terminated and the board of directors of Signing Day Sports (the “Signing Day Sports Board”) determines to seek another business combination, it may not be able to find a third party willing to provide equivalent or more attractive consideration than the consideration to be provided by each party in the Business Combination. In such circumstances, the Signing Day Sports Board may elect to, among other things, divest all or a portion of Signing Day Sports’ business, or take the steps necessary to liquidate all of Signing Day Sports’ business and assets, and in either such case, the consideration that Signing Day Sports receives may be less attractive than the consideration to be received by Signing Day Sports pursuant to the Business Combination Agreement.

If the Business Combination is not completed by the Outside Date, either Signing Day Sports or One Blockchain may have the right to terminate the Business Combination Agreement.

If the conditions to the obligations of either Signing Day Sports or One Blockchain to consummate the Business Combination Agreement are not satisfied or (where permissible) waived by the Outside Date, either Signing Day Sports or One Blockchain may have the right to terminate the Business Combination Agreement. Signing Day Sports or One Blockchain may elect to terminate the Business Combination Agreement in certain other circumstances, including if the Signing Day Sports Stockholders fail to approve the Transactions, and Signing Day Sports and One Blockchain can mutually decide to terminate the Business Combination Agreement at any time prior to the Closing, before or after the required stockholder approval.

The Business Combination Agreement contains restrictions on the ability of Signing Day Sports and One Blockchain to pursue alternatives to the Business Combination.

The Business Combination Agreement contains provisions that may discourage a third party from submitting a competing business combination proposal that might result in greater value to the Signing Day Sports Stockholders or the One Blockchain Securityholders than the Business Combination. These provisions include, among others, a general prohibition on Signing Day Sports and One Blockchain from soliciting or entering into discussions with any third party regarding, among other things, any business combination proposal, prior to the consummation of the Business Combination or the termination of the Business Combination Agreement.

The number of BlockchAIn common shares to be received by the One Blockchain Securityholders is not adjustable based on the market price of Signing Day Sports common stock, so the merger consideration at the Closing may have a greater or lesser value than on the Original Signing Date.

Any changes in the market price of Signing Day Sports common stock before the completion of the Business Combination will not affect the number of BlockchAIn common shares that the One Blockchain Securityholders will have the right to receive at the Closing in consideration for the cancellation of their One Blockchain membership interests. Therefore, if before the completion of the Business Combination, the market price of Signing Day Sports common stock declines from the market price on the Original Signing Date, then One Blockchain Securityholders could receive merger consideration with substantially lower value. Similarly, if before the completion of the Business Combination, the market price of Signing Day Sports common stock increases from the market price on the Original Signing Date, then One Blockchain Securityholders could receive merger consideration with substantially more value for their shares of One Blockchain membership interests than the parties had negotiated. The Business Combination Agreement does not include a price-based termination right. Because the One Blockchain Merger Consideration does not adjust as a result of changes in the value of Signing Day Sports common stock, for each one percentage point that the market value of Signing Day Sports common stock rises or declines, there is a corresponding one percentage point rise or decline, respectively, in the value of the total merger consideration issued to One Blockchain Securityholders.

Failure to complete the Business Combination may result in Signing Day Sports or One Blockchain paying a termination fee to the other and could harm the per share price of Signing Day Sports common stock and future business and operations of each company.

If the Business Combination is not completed, Signing Day Sports and One Blockchain are subject to the following risks:

●	if the Business Combination Agreement is terminated in certain specified circumstances, either party may be required to pay the other party a termination fee of the lesser of $250,000 or expenses incurred by the terminating party;

●	the price of Signing Day Sports common stock may decline and remain volatile; and

●	uncompensated costs related to the Business Combination, such as legal and accounting fees, some of which must be paid even if the Business Combination is not completed.

In addition, if the Business Combination Agreement is terminated and the Signing Day Sports Board determines to seek another business combination, there can be no assurance that Signing Day Sports will be able to find an alternative willing to provide equivalent or more attractive consideration than the consideration to be provided by One Blockchain.

The Business Combination may be completed even though material adverse effects may result from the announcement of the Business Combination, industry-wide changes and other causes.

In general, either Signing Day Sports or One Blockchain can refuse to complete the Business Combination if there is a material adverse effect on the other party between the Original Signing Date and the Closing. However, certain types of effects do not permit either party to refuse to complete the Business Combination, even if such effect could be said to be a material adverse effect on Signing Day Sports or One Blockchain, to the extent they resulted from the following:

●	changes in general economic, business, financial or market conditions;

●	changes or events affecting the industries or industry sectors in which the parties operate generally;

●	changes in generally accepted accounting principles;

●	changes in laws, rules, regulations, decrees, rulings, ordinances, codes or requirements issued, enacted, adopted or otherwise put into effect by or under the authority of any governmental body;

●	changes caused by any action taken by either party with the prior written consent of the other party;

●	changes caused by any act of terrorism, sabotage, military action or war, epidemic, pandemic or disease outbreak (including the COVID-19 virus) or any escalation or worsening thereof;

●	failure to meet any internal or published budgets, projections, forecasts or predictions of financial performance;

●	changes attributable to the public announcement or pendency of the Business Combination; or

●	any actions required to be taken, or required not to be taken, pursuant to the terms of the Business Combination Agreement.

If adverse effects occur but Signing Day Sports and One Blockchain must still complete the Business Combination, BlockchAIn’s stock price may suffer.

Some Signing Day Sports officers and directors have interests that are different from or in addition to those considered by securityholders of Signing Day Sports and which may influence them to support or approve the Business Combination.

Certain officers and directors of Signing Day Sports participate in arrangements that provide them with interests in the Business Combination that are different from yours, including, among others, consulting arrangements for a fixed term, severance payments that would be required to be made as a result of termination of their existing employment agreements and that would potentially be required to be made as a result of termination of their contemplated consulting agreements with BlockchAIn, and continued indemnification and liability coverage

These interests, among others, may influence the officers and directors of Signing Day Sports to support or approve the Business Combination.

The market price of BlockchAIn common shares following the Business Combination may decline as a result of the Business Combination.

The market price of BlockchAIn common shares may decline as a result of the Business Combination for a number of reasons if:

●	investors react negatively to the prospects of the Combined Company’s business and prospects from the Business Combination;

●	the effect of the Business Combination on the Combined Company’s business and prospects is not consistent with the expectations of financial or industry analysts; or

●	the Combined Company does not achieve the perceived benefits of the Business Combination as rapidly or to the extent anticipated by financial or industry analysts.

If the Business Combination is consummated, Signing Day Sports Stockholders will experience immediate and material dilution.

After the Closing, the Signing Day Sports Stockholders are anticipated to own approximately 8.5% of BlockchAIn common shares, without taking into account the issuance of any Earnout Shares that may be issued pursuant to the Business Combination Agreement. As such, the Signing Day Sports Stockholders will experience immediate and material dilution upon Closing.

Signing Day Sports Stockholders may not realize a benefit from the Business Combination commensurate with the ownership dilution they will experience in connection with the Business Combination.

If the Combined Company is unable to realize the strategic and financial benefits currently anticipated from the Business Combination, Signing Day Sports Stockholders will have experienced substantial dilution of their ownership interest without receiving any commensurate benefit. Significant management attention and resources will be required to integrate the two companies. Delays in this process could adversely affect the Combined Company’s business, financial results, financial condition and stock price following the Business Combination. Even if the Combined Company were able to integrate the business operations successfully, there can be no assurance that this integration will result in the realization of the full benefits of synergies, innovation and operational efficiencies that may be possible from this integration and that these benefits will be achieved within a reasonable period of time.

BlockchAIn’s ability to be successful following the Business Combination will depend upon the efforts of its officers, and the loss of such persons could negatively impact the operations and profitability of the post-Business Combination business.

BlockchAIn’s ability to be successful following the Business Combination will be dependent upon the efforts of certain key personnel of BlockchAIn. Although the parties expect key personnel to remain with BlockchAIn following the Business Combination, there can be no assurance that they will do so. It is possible that BlockchAIn will lose some key personnel, the loss of which could negatively impact the operations and profitability of BlockchAIn. Furthermore, following the Closing, certain of the key personnel of BlockchAIn may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause BlockchAIn to have to expend time and resources helping them become familiar with such requirements.

During the pendency of the Business Combination, Signing Day Sports and One Blockchain may not be able to enter into a business combination with another party and will be subject to contractual limitations on certain actions because of restrictions in the Business Combination Agreement.

Covenants in the Business Combination Agreement impede the ability of Signing Day Sports or One Blockchain to make acquisitions or complete other transactions that are not in the ordinary course of business pending completion of the Business Combination. As a result, if the Business Combination is not completed, the parties may be at a disadvantage to their competitors. In addition, while the Business Combination Agreement is in effect, each party is prohibited from soliciting, initiating, encouraging, or taking certain other actions relating to any competing acquisition proposals, which could limit the ability of any party to enter into an alternative transaction. Any such alternative transaction could be favorable to such party’s stockholders or securityholders, and therefore such limitations could be to the detriment of either Signing Day Sports or One Blockchain.

Signing Day Sports Stockholders will have a reduced ownership and voting interest in, and will exercise less influence over the management of, the Combined Company following the completion of the Business Combination as compared to their current ownership and voting interests in Signing Day Sports.

Upon the Closing, it is anticipated that Signing Day Sports Stockholders will own approximately 8.5% of BlockchAIn, the One Blockchain Securityholders will own approximately 88.3% of BlockchAIn, and Maxim Group, who is serving as financial advisor to One Blockchain, will own approximately 3.2% of BlockchAIn. As a result, the current Signing Day Sports Stockholders’ ownership interest with respect to the outstanding Blockchain common shares will be significantly less than the current Signing Day Sports Stockholders’ ownership interest with respect to the outstanding shares of Signing Day Sports common stock. Consequently, Signing Day Sports Stockholders will have a reduced ownership and voting interest in, and will exercise significantly less influence over the management of, the Combined Company following the completion of the Business Combination as compared to their current ownership and voting interests in Signing Day Sports.

Because the lack of a public market for the One Blockchain membership interests makes it difficult to evaluate the fairness of the Business Combination, the One Blockchain Securityholders may receive consideration in the Business Combination that is less than the fair market value of the One Blockchain membership interests and/or Signing Day Sports Stockholders may not receive the fair market value for their Signing Day Sports common stock.

The outstanding One Blockchain membership interests are privately held and are not traded in any public market. The lack of a public market makes it extremely difficult to determine the fair market value of One Blockchain membership interests. Because the percentage of BlockchAIn equity to be issued to One Blockchain Securityholders and Signing Day Sports Stockholders was determined based on negotiations between the parties, it is possible that the value of BlockchAIn common shares to be received by One Blockchain Securityholders will be less than the fair market value of One Blockchain Membership interests, or Signing Day Sports may not receive the fair market value for their Signing Day Sports common stock.

If the conditions of the Business Combination are not met, the Business Combination will not occur.

Even if the Business Combination is approved by Signing Day Sports Stockholders and One Blockchain Securityholders, specified conditions must be satisfied or (where permissible) waived to complete the Business Combination. These conditions are set forth in the Business Combination Agreement and will be described in the proxy statement/prospectus that will be filed with the SEC in connection with the requirements of the Business Combination Agreement. Signing Day Sports and One Blockchain cannot assure you that all of the conditions will be satisfied or (where permissible) waived. If the conditions are not satisfied or (where permissible) waived, the Business Combination will not occur or will be delayed, and Signing Day Sports and One Blockchain each may lose some or all of the intended benefits of the Business Combination.

The Business Combination is expected to result in a limitation on Signing Day Sports’ ability to utilize its net operating loss carryforwards.

As of December 31, 2024 and 2023, Signing Day Sports had approximately $18,060,708 and $12,500,000, respectively, of federal net operating loss carryforwards available to offset future taxable income. Under current tax law, the federal net operating losses generated do not expire and may be carried forward indefinitely. Under Section 382 of the Code, use of Signing Day Sports’ net operating loss carryforwards (“NOLs”) will be limited as a result of the Business Combination and therefore its ability to utilize its NOLs and certain credit carryforwards remaining at the effective time of the Business Combination will be limited. The limitation will be determined by the fair market value of the Signing Day Sports common stock outstanding prior to the ownership change, multiplied by the applicable federal rate, specifically the long-term tax-exempt rate for the period increased by any recognized built-in gains.  Limitations imposed on Signing Day Sports’ ability to utilize NOLs could cause U.S. federal and state income taxes to be paid earlier than would be paid if such limitations were not in effect and could cause such NOLs to expire unused, in each case reducing or eliminating the benefit of such NOLs.

The Combined Company may become involved in securities class action litigation that could divert management’s attention and harm the Combined Company’s business and insurance coverage may not be sufficient to cover all costs and damages.

In the past, securities class action or shareholder derivative litigation often followed certain significant business transactions, such as the sale of a business division or announcement of a merger. The Combined Company may become involved in this type of litigation in the future. Litigation often is expensive and diverts management’s attention and resources, which could adversely affect the Combined Company’s business.

The Combined Company may be deemed a “controlled company” within the meaning of the NYSE American rules and the rules of the SEC.

Upon the Closing, Jerry Tang, who will serve as Chief Executive Officer and as a director of BlockchAIn upon consummation of the Business Combination, will indirectly own a majority (approximately 61%) of the Combined Company’s outstanding common stock. As a result, the Combined Company will be a “controlled company” within the meaning of the corporate governance standards of NYSE American. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including:

●	the requirement that a majority of the Combined Company’s board of directors (the “BlockchAIn Board”) consist of “independent directors” as defined under the rules of the NYSE American;

●	the requirement that the Combined Company have a compensation committee that is composed entirely of directors who meet the NYSE American independence standards for compensation committee members with a written charter addressing the committee’s purpose and responsibilities; and

●	the requirement that the Combined Company’s director nominations be made, or recommended to the Combined Company’s full board of directors, by its independent directors or by a nominations committee that consists entirely of independent directors and that the Combined Company adopt a written charter or board resolution addressing the nominations process.

If the Combined Company becomes a “controlled” company as a result of the Business Combination, the Combined Company may rely upon these exemptions. although it does not currently intend to do so. If the Company relies on any of the exemptions listed above in the future, stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE American.

Risks Related to Signing Day Sports

Risks Related to Signing Day Sports’ Business, Operations and Industry

Our total liabilities could adversely affect our financial condition or liquidity, and we could have difficulty fulfilling our financial obligations, which may have a material adverse effect on us.

As of September 30, 2025, we had total liabilities totaling approximately $1.1 million, compared to approximately $0.2 million in cash and cash equivalents. Our significant financial obligations increase the risk that we may be unable to generate cash sufficient to pay amounts due in respect of our financial obligations. The level of our financial obligations could have other important consequences on our business, including:

●	making it more difficult for us to satisfy our obligations with respect to financial obligations;

●	increasing our vulnerability to adverse changes in general economic, industry, and competitive conditions;

●	requiring us to dedicate a significant portion of our cash flows from operations to make payments on our financial obligations, thereby reducing the availability of our cash flows to fund working capital and other general corporate purposes;

●	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

●	restricting us from capitalizing on business opportunities;

●	placing us at a competitive disadvantage compared to our competitors that have lower financial obligations relative to cash and cash equivalents;

●	limiting our ability to borrow additional funds for working capital, acquisitions, debt service requirements, execution of our business strategy, or other general corporate purposes;

●	requiring us to provide additional credit support, such as letters of credit or other financial guarantees, to our customers or suppliers, thereby limiting our availability of funds;

●	limiting our ability to enter into certain commercial arrangements because of concerns of counterparty risks; and

●	limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors that have less debt.

The occurrence of any one or more of these circumstances could have a material adverse effect on us.

Our ability to pay off our financial obligations depends on and is subject to our financial and operating performance, which in turn is affected by general and regional economic, financial, competitive, business, and other factors (many of which are beyond our control), including the availability of financing in the international banking and capital markets. We cannot be certain that our business will generate sufficient cash flows from operations or that capital will be available to us in an amount sufficient to enable us to pay off our financial obligations, or to fund our other liquidity needs.

If we are unable to meet our financial obligations or to fund our other liquidity needs, we will need to restructure or refinance all or a portion of our financial obligations. Failure to successfully restructure or refinance our financial obligations could cause us to default on our financial obligations and would impair our liquidity. Our ability to restructure or refinance our financial obligations will depend on the condition of the capital markets, which is outside of our control, and our financial condition at such time. Any refinancing of our financial obligations could be at higher interest rates and may require us to comply with more onerous covenants that could further restrict our business operations.

Moreover, in the event that we fail to make a required payment on our financial obligations when due, if not cured or waived, the affected creditor could elect to declare all the funds owed to be immediately due and payable, together with accrued and unpaid interest. Our assets or cash flows may not be sufficient to fully pay off financial obligations upon such demand. Any failure to repay our financial obligations when due, if not cured or waived, could force us into bankruptcy, reorganization, insolvency, or liquidation.

We will need to obtain additional funding to continue operations. If we fail to obtain the necessary financing or fail to become profitable or are unable to sustain profitability on a continuing basis, then we may be unable to continue our operations and be forced to significantly delay, scale back or discontinue our operations or explore other strategies.

Our current cash runway is insufficient for us to be able to achieve or maintain positive cash flow. We have incurred losses for each period from our inception and a significant accumulated deficit. For the nine months ended September 30, 2025 and 2024, our net loss was approximately $2.8 million and approximately $5.4 million, respectively, and our net cash used in operating activities was approximately $4.1 million and approximately $3.5 million, respectively. For the fiscal years ended December 31, 2024 and 2023, our net loss was approximately $8.7 million and approximately $5.5 million, respectively, and our cash used in operating activities was approximately $3.1 million and approximately $4.8 million, respectively. As of September 30, 2025 and December 31, 2024, we had an accumulated deficit of approximately $28.5 million and approximately $25.7 million, respectively. As of December 31, 2024 and December 31, 2023, we had an accumulated deficit of approximately $25.7 million and $17.0 million, respectively. As of September 30, 2025, we had total current liabilities of approximately $1.1 million, compared to approximately $0.2 million in cash and cash equivalents. As of December 31, 2024, we had total current liabilities of approximately $3.3 million, compared to approximately $0.2 million in cash and cash equivalents.

Our ability to obtain the necessary financing to repay existing indebtedness and accounts payable and avoid loan defaults, lawsuits, bankruptcy, and liquidation is subject to a number of factors, including general market conditions, investor acceptance of our business model, and regulatory approvals of our financing strategy. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds on acceptable terms, we will have to significantly reduce our spending, delay or cancel our planned activities, substantially change our corporate or capital structure, terminate major unprofitable business operations that have defined our company since inception, and sell the related assets. Any of these contingency plans may at minimum change our business focus to one with which you do not agree or that may not meet your investment objectives, and if they are not successful, we may be forced into bankruptcy or dissolution and your investment could lose all value.

We have a limited operating history. There can be no assurance that we will be successful in growing our business.

We have a limited history of operations. As a result, there can be no assurance that we will be successful in providing our sports recruitment technology services. Any potential for future growth will place additional demands on our executive officers, and any increased scope of our operations will present challenges due to our current limited management resources. There can be no assurance that we will be successful in our efforts. Our inability to locate additional opportunities, to hire additional management and other personnel, or to enhance our management systems, could have a material adverse effect on our results of operations. There can be no assurance that our operations will be profitable.

We have a history of losses since our inception and may continue to incur losses for the foreseeable future.

To date, we have been unable to sell our services in quantities sufficient to be operationally profitable. Consequently, we have sustained substantial losses. There can be no assurances that we will ever achieve the level of revenues needed to be operationally profitable in the future and if profitability is achieved, that it will be sustained. Our revenues have fluctuated and may likely continue to fluctuate significantly from quarter to quarter and from year to year. We will need to obtain additional capital and increase sales to become profitable.

Our management has concluded that factors raise substantial doubt about our ability to continue as a going concern for the fiscal year ended December 31, 2024.

Our management has concluded that our historical recurring losses from operations and negative cash flows from operations as well as our dependence on private and public financings raise substantial doubt about our ability to continue as a going concern for the fiscal year ended December 31, 2024.

Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. These adjustments would likely include substantial impairment of the carrying amount of our assets and potential contingent liabilities that may arise if we are unable to fulfill various operational commitments. In addition, the value of our securities, including the Signing Day Sports common stock, would be greatly impaired. Our ability to continue as a going concern is dependent upon generating sufficient cash flow from operations and obtaining additional capital and financing. If our ability to generate cash flow from operations is delayed or reduced and we are unable to raise additional funding from other sources, we may be unable to continue in business even if the Business Combination is successful.

Relatively high interest rates may adversely impact our business.

Due to the perceived persistence of the threat of high inflation, the U.S. Federal Reserve has maintained its benchmark interest rate at an elevated level. Increases in the federal benchmark rate have resulted in an increase in market interest rates, which may increase our interest expense and the costs of refinancing any indebtedness or obtaining new debt. Consequently, relatively high interest rates will increase cost of capital and the cost of borrowings for any other corporate purpose. As a result, if we need or seek significant borrowings and interest rates remain elevated or increase, the cost of such borrowing to us could be significant, which may have a significant adverse impact on our financial condition and results of operations.

We operate in the highly competitive sports recruitment industry which is subject to rapid and significant technological changes.

The sports recruitment industry in which we are engaged is intensely competitive and characterized by rapid changes in technology, customer requirements, and industry standards, and by frequent new product and service offerings and improvements. We compete with an array of established and emerging recruiting solution providers. Conditions in our market could change rapidly and significantly as a result of technological advancements, partnerships, or acquisitions by our competitors or continuing market consolidation. With the introduction of new technologies and market entrants, we expect the competitive environment to remain intense. There can be no assurance that our systems can be upgraded to meet future innovations in the industry or that new technologies will not emerge, or existing technologies will not be improved, which would render our offerings obsolete or non-competitive. Many of the companies we compete with enjoy significant competitive advantages over us, including but not limited to greater name recognition; greater financial, technical and service resources; established networks; additional product offerings; and greater resources for product development and sales and marketing. In addition, there can be no assurance that other established sports recruiting companies, any of which would likely have greater resources than us, will not enter the market. There can be no assurance that we will be able to compete successfully against any of our competitors.

If we fail to acquire new customers, we may not be able to increase net sales or achieve profitability.

We have invested in marketing and branding related to customer acquisition and expect to continue to do so. We must continue to acquire subscription customers in order to increase net sales and achieve profitability. In order to expand our customer base, we must appeal to and acquire customers who have historically used other means to recruit student-athletes and may prefer alternatives to do so. We cannot assure you that the net sales from new customers we acquire will ultimately exceed the cost of acquiring those customers. If customers do not perceive the platform we offer to be of high value and quality, we may not be able to acquire new customers. If we are unable to acquire new customers, the net sales we generate may decrease, and our business, financial condition and operating results may be materially and adversely affected.

We use social networking sites, such as Facebook, Instagram and YouTube, online services, search engines, affiliate marketing websites, directories and other social media websites and ecommerce businesses to advertise, market and direct potential customers to use our platform. As social networking continues to rapidly evolve, we must continue to use social media channels that are used by our current and prospective customers and cost-effectively drive traffic to our platform. We believe that failure to utilize these channels as sources of traffic to our site to generate new customers would adversely affect our financial condition.

Our software or services may not operate properly, which could damage our reputation, give rise to claims against us, or divert application of our resources from other purposes, any of which could harm our business and operating results.

We may encounter human or technical obstacles that prevent our website and apps from operating properly. If our offerings do not function reliably or fail to achieve customer expectations in terms of performance, customers could assert liability claims against us or cancel their contracts with us. This could damage our reputation and impair our ability to attract or maintain customers. We cannot assure you that material performance problems or defects in our service offerings will not arise in the future. Errors may result from receipt, entry, or interpretation of customer information or from customer interface with our services. These defects and errors and any failure by us to identify and address them could result in loss of revenue or market share, liability to customers or others, failure to achieve market acceptance or expansion, diversion of development resources, injury to our reputation, and increased service and maintenance costs. The costs incurred in correcting any defects or errors or in responding to resulting claims or liability may be substantial and could adversely affect our operating results.

If our security measures are breached or fail and unauthorized access is obtained to a customer’s data, our service may be perceived as insecure, the attractiveness of our services to current or potential customers may be reduced, and we may incur significant liabilities.

Our services involve the internet-based storage and transmission of customers’ information. We rely on proprietary and commercially available systems, software, tools and monitoring, as well as other processes, to provide security for processing, transmission and storage of such information. Because of the sensitivity of this information and due to requirements under applicable laws and regulations, the effectiveness of our security efforts is very important. If our security measures are breached or fail as a result of third-party action, acts of terror, social unrest, employee error, malfeasance or for any other reasons, someone may be able to obtain unauthorized access to customer data. Improper activities by third parties, advances in computer and software capabilities and encryption technology, new tools and discoveries and other events or developments may facilitate or result in a compromise or breach of our security systems. Our security measures may not be effective in preventing unauthorized access to the customer data stored on our servers. If a breach of our security occurs, we could face damages for contract breach, penalties for violation of applicable laws or regulations, possible lawsuits by individuals affected by the breach and significant remediation costs and efforts to prevent future occurrences. In addition, whether there is an actual or a perceived breach of our security, the market perception of the effectiveness of our security measures could be harmed and we could lose current or potential customers.

We depend on sophisticated information technology systems and data processing to operate our business. If we experience security or data privacy breaches or other unauthorized or improper access to, use of, or destruction of our proprietary or confidential data, customer data or personal data, we may face costs, significant liabilities, harm to our brand and business disruption.

We rely on information technology systems and data processing that we or our service providers, collaborators, consultants, contractors or partners operate to collect, process, transmit and store electronic information in our day-to-day operations, including a variety of personal data, such as name, mailing address, email addresses, academic records, phone numbers and potentially other sensitive user information. Additionally, we, and our vendors, service providers, collaborators, consultants, contractors or other stakeholders do or will collect, receive, store, process, generate, use, transfer, disclose, make accessible, protect and share personal information and other information to operate our business, for legal and marketing purposes, and for other business-related purposes. Our internal computer systems and data processing and those of our vendors, service providers, collaborators, consultants, contractors or other stakeholders may be vulnerable to a cyberattack, malicious intrusion, breakdown, destruction, loss of data privacy, actions or inactions by our employees or contractors that expose security vulnerabilities, theft or destruction of intellectual property or other confidential or proprietary information, business interruption or other significant security incidents. As the cyber-threat landscape evolves, these attacks are growing in frequency, level of persistence, sophistication and intensity, and are becoming increasingly difficult to detect. In addition to traditional computer “hackers,” threat actors, software bugs, malicious code (such as viruses and worms), employee theft or misuse, denial-of-service attacks (such as credential stuffing), phishing and ransomware attacks, sophisticated nation-state and nation-state supported actors now engage in attacks (including advanced persistent threat intrusions). Furthermore, because the techniques used to obtain unauthorized access to, or to sabotage, systems change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. We may also experience security breaches that may remain undetected for an extended period.

There can be no assurance that we, our vendors, service providers, collaborators, consultants, contractors or other stakeholders will be successful in efforts to detect, prevent or fully recover systems or data from all breakdowns, service interruptions, attacks or breaches of systems that could adversely affect our business and operations and/or result in the loss of critical or sensitive data. Any failure by us or our vendors, service providers, collaborators, consultants, contractors or other stakeholders to detect, prevent, respond to or mitigate security breaches or improper access to, use of, or inappropriate disclosure of any of this information or other confidential or sensitive information, including customers’ personal data, or the perception that any such failure has occurred, could result in claims, litigation, regulatory investigations and other proceedings, significant liability under state, federal and international law, and other financial, legal or reputational harm to us. Further, such failures or perceived failures could result in liability and a material disruption of our development programs and our business operations, which could lead to significant delays, lost revenues or other adverse consequences, any of which could have a material adverse effect on our business, results of operations, financial condition, prospects and cashflow.

Additionally, applicable laws and regulations relating to privacy, data protection or cybersecurity, external contractual commitments and internal privacy and security policies may require us to notify relevant stakeholders if there has been a security breach, including affected customers, vendors, service providers, collaborators, consultants, contractors, and regulators. Such disclosures are costly, and the disclosures or any actual or alleged failure to comply with such requirements could lead to a materially adverse impact on the business, including negative publicity, a loss of confidence in our services or security measures by our stakeholders or breach of contract claims. There can be no assurance that the limitations of liability in our contracts would be enforceable or adequate or would otherwise protect us from liabilities or damages if we fail to comply with applicable data protection laws, privacy policies or other data protection obligations related to information security or security breaches.

We have incorporated artificial intelligence features into our platform. This technology is new and developing and may present risks that could affect our business.

We have incorporated features of artificial intelligence (“AI”), including large language models, into our platform. AI is a new and emerging technology that is in its early stages of commercial use. If our platform’s use of AI has perceived or actual negative impacts on the student-athletes or recruiters who use them, we may experience brand or reputational harm, competitive harm or legal liability. The rapid evolution of AI may also require the application of significant resources to develop, test and maintain our products and services that incorporate AI in order to help ensure that it is implemented in a socially responsible manner, to minimize any real or perceived unintended harmful impacts. In addition, AI is subject to a complex and evolving regulatory landscape, including data protection, privacy, and potentially other laws and different jurisdictions have taken and may take in the future varying approaches to regulating AI. Compliance with these laws and regulations can be complex, costly and time-consuming, and there is a risk of regulatory enforcement actions or litigation if we fail to comply with these requirements. As regulations evolve, we may have to alter our business practices or products in order to comply with regulatory requirements.

If we are unable to protect the confidentiality of our trade secrets, know-how and other proprietary and internally developed information, the value of our technology could be adversely affected.

We may not be able to protect our trade secrets, know-how and other internally developed information adequately. Although we use reasonable efforts to protect this internally developed information and technology, our employees, consultants and other parties (including independent contractors and companies with which we conduct business) may unintentionally or willfully disclose our information or technology to competitors. Enforcing a claim that a third party illegally disclosed or obtained and is using any of our internally developed information or technology is difficult, expensive and time-consuming, and the outcome is unpredictable. We rely, in part, on non-disclosure, confidentiality and assignment-of-invention agreements with our employees, independent contractors, consultants and companies with which we conduct business to protect our internally developed information. These agreements may not be self-executing, or they may be breached and we may not have adequate remedies for such breach. Moreover, third parties may independently develop similar or equivalent proprietary information or otherwise gain access to our trade secrets, know-how and other internally developed information.

Claims by others that we infringe their intellectual property could force us to incur significant costs or revise the way we conduct our business.

Our competitors protect their proprietary rights by means of patents, trade secrets, copyrights, trademarks and other intellectual property. We have not conducted an independent review of patents and other intellectual property issued to third parties, who may have patents or patent applications relating to our proprietary technology. We have not received notice of any claims alleging infringement of third parties’ intellectual property. However, we may in the future receive letters from third parties alleging, or inquiring about, possible infringement, misappropriation or violation of their intellectual property rights. Any party asserting that we infringe, misappropriate or violate proprietary rights may force us to defend ourselves, and potentially our customers, against the alleged claim. These claims and any resulting lawsuit, if successful, could subject us to significant liability for damages and/or invalidation of our proprietary rights or interruption or cessation of our operations. Any such claims or lawsuit could:

●	be time-consuming and expensive to defend, whether meritorious or not;

●	require us to stop providing products or services that use the technology that allegedly infringes the other party’s intellectual property;

●	divert the attention of our technical and managerial resources;

●	require us to enter into royalty or licensing agreements with third parties, which may not be available on terms that we deem acceptable;

●	prevent us from operating all or a portion of our business or force us to redesign our products, services or technology platforms, which could be difficult and expensive and may make the performance or value of our product or service offerings less attractive;

●	subject us to significant liability for damages or result in significant settlement payments; or

●	require us to indemnify our customers.

Furthermore, during the course of litigation, confidential information may be disclosed in the form of documents or testimony in connection with discovery requests, depositions or trial testimony. Disclosure of our confidential information and our involvement in intellectual property litigation could materially adversely affect our business. Some of our competitors may be able to sustain the costs of intellectual property litigation more effectively than we can because they have substantially greater resources. In addition, any litigation could significantly harm our relationships with current and prospective customers. Any of the foregoing could disrupt our business and have a material adverse effect on our business, operating results and financial condition.

There may be challenges to our proprietary technology and any patents that we may obtain.

We hold know-how and trade secret rights relating to various aspects of our technologies, which are of material importance to us and our future prospects. Any patent we may obtain may be challenged by re-examination or otherwise invalidated or eventually found unenforceable. Both the patent application process and the process of managing patent disputes can be time consuming and expensive. Competitors may attempt to challenge or invalidate any patents that we may obtain, or may be able to design alternative techniques or devices that avoid infringement of such patents, or develop products with functionalities that are comparable to ours. In the event a competitor infringes upon any patent that we may obtain or other intellectual property rights, litigation to enforce our intellectual property rights or to defend any patents that we may obtain against challenge, even if successful, could be expensive and time consuming and could require significant time and attention from our management. Furthermore, there can be no assurance that our products and services will not infringe on any patents of others. We may not have sufficient resources to enforce our intellectual property rights or to defend any patents that we may obtain against challenges from others.

If we fail to renew and/or expand our existing licenses, we may be required to discontinue or limit our use of the products that include or incorporate the licensed intellectual property.

Our third-party licenses, or support for such licensed products and technologies, may not continue to be available to us on commercially reasonable terms, if at all. In the event that we cannot renew and/or expand existing licenses, we may be required to discontinue or limit our use of the products that include or incorporate the licensed intellectual property. Although to date we have not encountered such issues, licensing requirements may preclude us from using technologies owned or developed by third parties if those parties are unwilling to allow us to comply with related disclosure requirements or other regulatory requirements. In any such event, we may be unable to operate on a profitable basis.

Some aspects of our products and services incorporate open source software, and our use of open source software could negatively affect our business, results of operations, financial condition, and prospects.

Some aspects of our platform incorporate and are dependent on the use and development of open source software. Open source software is software licensed under an open source license, which may include a requirement that we make available, or grant licenses to, any modifications or derivative works created using the open source software, make our proprietary source code publicly available, or make our products or services available for free or for nominal amounts. If an author or other third party that uses or distributes such open source software were to allege that we had not complied with the legal terms and conditions of one or more of these open source licenses, we could incur significant legal expenses defending against such allegations, could be subject to significant damages, and could be required to comply with these open source licenses in ways that cause substantial competitive harm to our business.

The terms of various open source licenses have not been interpreted by U.S. and international courts, and there is a risk that such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our products or services. In such an event, we could be required to re-engineer all or a portion of our technologies, seek licenses from third parties in order to continue offering our products and services, discontinue the use of our platform in the event re-engineering cannot be accomplished, or otherwise be limited in the licensing of our technologies, each of which could reduce or eliminate the value of our technologies and loan products and services. If portions of our proprietary software are determined to be subject to an open source license, we could also be required to, under certain circumstances, publicly release or license, at no cost, our products or services that incorporate the open source software or the affected portions of our source code, which could allow our competitors or other third parties to create similar products and services with lower development effort, time, and costs, and could ultimately result in a loss of transaction volume for us. We cannot ensure that we have not incorporated open source software in our software in a manner that is inconsistent with the terms of the applicable license or our current policies, and our employees or our consultants, third party contractors or suppliers may inadvertently or willfully use open source in a manner that we do not intend or that could expose us to claims for breach of contract or intellectual property infringement, misappropriation, or other violation. If we fail to comply, or are alleged to have failed to comply, with the terms and conditions of our open source licenses, we could be required to incur significant legal expenses defending such allegations, be subject to significant damages, be enjoined from the sale of our products and services, and be required to comply with onerous conditions or restrictions on our products and services, any of which could be materially disruptive to our business.

In addition to risks related to license requirements, usage of open source software can lead to greater risks than use of third-party commercial software because open source licensors generally do not provide warranties or other contractual protections regarding infringement, misappropriation, or other violations, the quality of code, or the origin of the software. Many of the risks associated with the use of open source software cannot be eliminated and could adversely affect our business, results of operations, financial condition, and prospects. For instance, open source software is often developed by different groups of programmers outside of our control that collaborate with each other on projects. As a result, open source software may have security vulnerabilities, defects, or errors of which we are not aware. Even if we become aware of any security vulnerabilities, defects, or errors, it may take a significant amount of time for either us or the programmers who developed the open source software to address such vulnerabilities, defects, or errors, which could negatively impact our products and services, including by adversely affecting the market’s perception of our products and services, impairing the functionality of our products and services, delaying the launch of new products and services, or resulting in the failure of our products and services, any of which could result in liability to us, our vendors, and our service providers. Further, our adoption of certain policies with respect to the use of open source software may affect our ability to hire and retain employees, including engineers.

Changes in government policy, legislation or regulatory or judicial interpretations could hinder or prevent our ability to conduct our business operations.

Changes in government policy, legislation or regulatory or judicial interpretations could hinder or prevent our ability to conduct our business operations. For example, we could be deemed to be subject to insurance and other regulations, which in some circumstances may be applied retrospectively. Any other changes in or interpretations of current laws and regulations could also require us to increase our compliance expenditures, inhibit our ability to enter into new contracts or conduct our business operations. In addition, our failure to comply with applicable laws and regulations could lead to significant penalties, fines or other sanctions. If we are unable to effectively respond to any such changes or comply with existing and future laws and regulations, our competitive position, results of operations, financial condition and cash flows could be materially adversely impacted.

We are dependent on our management team, and the loss of any key member of this team may prevent us from implementing our business plan in a timely manner, or at all.

Our success depends largely upon the continued services of our executive officers and other key personnel, particularly Daniel Nelson, our Chief Executive Officer and Chairman; Damon Rich, our Chief Financial Officer; Jeffry Hecklinski, our President; and Craig Smith, our Secretary and Chief Operating Officer. Our executive officers or key employees may terminate their employment with us at any time without penalty. In addition, we do not maintain key person life insurance policies on any of our employees or any of our contract parties. The loss of one or more of these executive officers or key employees could seriously harm our business and may prevent us from implementing our business plan in a timely manner, or at all.

The failure to attract and retain qualified personnel could harm our business and culture and prevent us from executing our business strategy.

To execute our business strategy, we must attract and retain highly qualified personnel. Competition for executives, software developers, experienced sports industry advisors, sales personnel, and other key personnel in our industry is intense. In particular, we compete with many other companies for software developers with high levels of experience in designing, developing, and managing software for college sports recruitment technologies, as well as for skilled sales and operations professionals with connections and experience in the intensely competitive college sports recruitment system. Recently we have experienced, and we may continue to experience, employee turnover, and we may not be able to fill positions in a timely manner or at all. These risks may be exacerbated by perceptions of our recent restructuring actions, changes in executive management, efforts to rapidly expand the utility of our platform, multiple capital raises through private placements of debt and equity at valuations of the Signing Day Sports common stock that are or may be the same or less than the implied valuations of the Signing Day Sports common stock upon which their equity awards were granted, difficulties with maintaining sufficient cash to pay employee salaries, and any similar future developments. In addition, our recruiting personnel, methodology, and approach may need to be altered to address a changing candidate pool and profile. We may not be able to identify or implement such changes in a timely manner. New hires and other personnel require training and take time before they achieve full productivity. New employees and other personnel may not become as productive as we expect, and we may be unable to hire or retain sufficient numbers of qualified individuals. If we fail to attract new personnel or fail to retain and motivate our current personnel, our business could be harmed.

Many of the companies with which we compete for experienced personnel have greater resources than we have, and some of these companies may offer more attractive compensation packages. In particular, job candidates and existing employees and other personnel carefully consider the value of the equity awards they receive in connection with their employment or engagement. If the perceived value of our equity awards declines, or if the mix of equity and cash compensation that we offer is unattractive, it may adversely affect our ability to recruit and retain highly skilled employees and other personnel. Job candidates may also be threatened with legal action under agreements with their existing employers if we attempt to hire them, which could impact hiring and result in a diversion of our time and resources. Additionally, laws and regulations, such as restrictive immigration laws, may limit our ability to recruit internationally. We must also continue to retain and motivate existing employees and other personnel through our compensation practices, company culture, and career development opportunities. If we fail to attract new personnel or to retain our current personnel, our business would be harmed.

If we fail to effectively manage our growth, our business, financial condition and operating results could be harmed.

To effectively manage our growth, we must continue to implement our operational plans and strategies, improve and expand our infrastructure of people and information systems and expand, train and manage our employee and contractor base. We have increased employee and contractor headcount since our inception to support the growth in our business, and we intend for this growth to continue for the foreseeable future. To support continued growth, we must effectively integrate, develop and motivate new employees, while maintaining our corporate culture. We face competition for qualified personnel. Additionally, we may not be able to hire new employees quickly enough to meet our needs. If we fail to effectively manage our hiring needs or successfully integrate our new hires, our efficiency and ability to meet our forecasts and our employee morale, productivity and retention could suffer, which may have a material adverse effect on our business, financial condition and operating results.

Additionally, the growth and expansion of our business and our product offerings in the future will place significant demands on our management. The growth of our business may require significant additional resources, which may not scale in a cost-effective manner or may negatively affect the quality of our customer experience. We are also required to manage multiple relationships with various vendors, customers and other third parties. Further growth of our operations, our vendor base, our fulfillment process, information technology systems or our internal controls and procedures may not be adequate to support our operations. If we are unable to manage the growth of our organization effectively, our business, financial condition and operating results may be materially and adversely affected.

We are subject to complex and growing user data privacy use and other governmental laws and regulations, and any failure to comply with these laws and regulations may have a material negative effect on our business and results of operations.

We are subject to substantial governmental regulations affecting our business. These include, but are not limited to, data privacy and protection laws, regulations, and policies that apply to the collection, transmission, storage, processing and use of personal information or personal data, which among other things, impose certain requirements relating to the privacy and security of personal information. The variety of laws and regulations governing data privacy and protection, and the use of the internet as a commercial medium are rapidly evolving, extensive, and complex, and may include provisions and obligations that are inconsistent with one another or uncertain in their scope or application.

Under our user agreements and certain sponsorship agreements, we collect certain information about student-athletes that have been submitted by the student-athletes and, if applicable, their coaches, recruiters, or other teaching professionals or institutions. This data includes or may include age, date of birth, name, email address, athletic statistics and educational data including student transcripts and SAT and other test scores, and payment information. We intend to use such data for purposes of providing platform services to the submitting student-athletes and, if applicable, their coaches, recruiters, and other teaching professionals and institutions. In order to provide such services, we may need to share certain data with certain third-party services providers. We do not intend to share such data for any other purposes. The collection, use and sharing of user data is subject to disclosures of our data collection, use and sharing practices and opt-out, access, correction, deletion, portability, and security provisions in our website and app user terms of service and privacy policy. All such data collection, use, and sharing is subject to our prior receipt of electronically- or physically-signed written consents or acceptance of terms of use and terms and conditions of our platform by student-athletes and, if applicable, their coaches, recruiters, or other teaching professionals or institutions, granting us rights to share such information for posting on our platform. Such consents or acceptances of terms of use and terms and conditions of our platform explicitly includes the student-athlete’s and, if applicable, their coach, recruiter, or other teaching professional or institution’s grant of a license to each coach, recruiter, or other teaching professional or institution on our platform to view, compare, analyze and store platform player data. Each coach, recruiter, or other teaching professional or institution on our platform is in turn required to agree to such terms of use and terms and conditions to access and use such player data only as permitted under all applicable international, national, state, and local law, including laws applicable to the use of data of minors. Regardless of these agreements and consents, however, we are subject to a number of data protection requirements relating to the management and safeguarding of information of users, including minors, including those described below.

Relevant U.S. federal data privacy laws include the federal Family Educational Rights and Privacy Act of 1974, which regulates the use and disclosure of student education records held by certain educational institutions; the Controlling the Assault of Non-Solicited Pornography And Marketing Act, as amended (the “CAN-SPAM Act”), which, among other things, restricts data collection and use in connection with CAN-SPAM Act’s opt-out process requirements for senders of commercial emails; and the U.S. Children’s Online Privacy Protection Act (“COPPA”), which regulates the collection of information by operators of websites and other electronic solutions that are directed to children under 13 years of age, although our website and app user terms of service and privacy policy expressly prohibit children under 13 from submitting information to or on our website or app. These laws and regulations promulgated under these laws restrict our collection, processing, storage, use and disclosure of personal information, may require us to notify individuals of our privacy practices and provide individuals with certain rights to prevent the use and disclosure of protected information, and mandate certain procedures with respect to safeguarding and proper description of stored information.

Moreover, certain laws and regulations of U.S. states and the European Union (the “EU”) impose similar or greater data protection requirements and may also subject us to scrutiny or attention from regulatory authorities. For example, the EU and California have passed comprehensive data privacy laws, the EU General Data Protection Regulation (“GDPR”) and the California Consumer Privacy Act (“CCPA”) and regulations promulgated under the CCPA, respectively, which impose data protection obligations on enterprises, including limitations on data uses and constraints on certain uses of sensitive data. Of particular importance, the CCPA, which became effective on January 1, 2020, limits how we may collect and use personal information, including by requiring companies that process information relating to California residents to make disclosures to consumers about their data collection, use and sharing practices, provide consumers with rights to know and delete personal information and allow consumers to opt out of certain data sharing with third parties. The CCPA also creates an expanded definition of personal information, imposes special rules on the collection of consumer data from minors, and provides for civil penalties for violations, as well as a private right of action for data breaches that is expected to increase the likelihood and cost of data breach litigation. The potential effects of this legislation are far-reaching and may require us to modify our data processing practices and policies and incur substantial costs and expenses in compliance and potential ligation efforts. Effective January 1, 2023, we also became subject to the CPRA in California, which expands upon the consumer data use restrictions, penalties and enforcement provisions under the CCPA, and Virginia’s Consumer Data Protection Act (“VCDPA”), another comprehensive data privacy law, and regulations promulgated under the CPRA and the VCDPA.

In addition, similar consumer data privacy laws have been passed and either are in effect or will become effective within the next 12 months in many other states, including Colorado (effective July 1, 2023); Connecticut (effective July 1, 2023); Utah (effective December 31, 2023); Texas (effective July 1, 2024); Oregon (effective July 1, 2024); Montana (effective October 1, 2024); Iowa (effective January 1, 2025); Delaware (effective January 1, 2025); Nebraska (effective January 1, 2025); New Hampshire (effective January 1, 2025); New Jersey (effective January 15, 2025); Minnesota (effective July 1, 2025); Tennessee (effective July 1, 2025); Maryland (effective October 1, 2025); Indiana (effective January 1, 2026); Kentucky (effective January 1, 2026); and Rhode Island (effective January 1, 2026). Further, there are several legislative proposals in the United States, at both the federal and state level, that could impose new privacy and security obligations. We cannot yet determine the impact that these laws and regulations may have on our business.

We believe that our compliance programs include adequate business processes, procedures, including annual audits, and reliance on experts to ensure substantial compliance with applicable privacy law. Despite such safeguards, in the course of collecting the user data described above, our employees, independent contractors, suppliers, or service providers may have inadvertently or willfully used, and may in the future inadvertently or willfully use, protected user data in a manner that we do not intend or in a manner that could expose us to claims for violation of data privacy rights. In addition, our agreements with our employees, contractors, suppliers and service providers generally do not address compliance with applicable privacy law and indemnify the Company against misuse of regulated data or unauthorized practices, although we have recently made efforts to include such terms in new agreements with such parties. Therefore, these programs and agreements may have failed, or may in the future fail, to prevent violations of our users’ data privacy rights, or to protect us from damages relating to such failures.

If we fail to comply, or are alleged to have failed to comply, with any applicable user privacy laws or regulations, we could be required to incur significant legal expenses defending such allegations, be subject to significant damages, be enjoined from the sale of our products and services, and be required to comply with onerous conditions or restrictions on our products and services, any of which could be materially disruptive to our business.

In addition, our business is, and may in the future be, subject to a variety of other laws and regulations, including working conditions, labor, immigration and employment laws, and health, safety and sanitation requirements. Our inability or failure to comply with these governmental laws and regulations, or to maintain necessary permits or licenses, could result in liability that could have a material negative effect on our business and results of operations.

Climate change and increased focus by governmental organizations on sustainability issues, including those related to climate change, may have a material adverse effect on our business and operations.

Federal, state and local governments are responding to climate change issues. This increased focus on sustainability is resulting in new regulations and legislation and vendor and customer requirements that could negatively affect us as we may incur additional costs or be required to make changes to our operations in order to comply with any new regulations. Legislation or regulations that impose disclosure requirements, restrictions, caps, taxes, or other controls on emissions of greenhouse gases such as carbon dioxide, a by-product of burning fossil fuels could force us to incur additional costs and we may fail to pass such additional costs on to our customers, which could also have a material adverse effect on our business.

In particular, on March 6, 2024, the SEC adopted rules that will require us to disclose:

●	Climate-related risks that have had or are reasonably likely to have a material impact on our business strategy, results of operations, or financial condition;

●	The actual and potential material impacts of any identified climate-related risks on our strategy, business model, and outlook;

●	If, as part of our strategy, we have undertaken activities to mitigate or adapt to a material climate-related risk, a quantitative and qualitative description of material expenditures incurred and material impacts on financial estimates and assumptions that directly result from such mitigation or adaptation activities;

●	Specified disclosures regarding our activities, if any, to mitigate or adapt to a material climate-related risk including the use, if any, of transition plans, scenario analysis, or internal carbon prices;

●	Any oversight by the Signing Day Sports Board of climate-related risks and any role by management in assessing and managing our material climate-related risks;

●	Any processes we have for identifying, assessing, and managing material climate-related risks and, if we are managing those risks, whether and how any such processes are integrated into our overall risk management system or processes;

●	Information about our climate-related targets or goals, if any, that have materially affected or are reasonably likely to materially affect our business, results of operations, or financial condition; required disclosures would include material expenditures and material impacts on financial estimates and assumptions as a direct result of the target or goal or actions taken to make progress toward meeting such target or goal;

●	The capitalized costs, expenditures expensed, charges, and losses incurred as a result of severe weather events and other natural conditions, such as hurricanes, tornadoes, flooding, drought, wildfires, extreme temperatures, and sea level rise, subject to applicable one percent and de minimis disclosure thresholds, disclosed in a note to the financial statements;

●	The capitalized costs, expenditures expensed, and losses related to carbon offsets and renewable energy credits or certificates if used as a material component of our plans to achieve our disclosed climate-related targets or goals, disclosed in a note to our financial statements; and

●	If the estimates and assumptions we use to produce our financial statements were materially impacted by risks and uncertainties associated with severe weather events and other natural conditions or any disclosed climate-related targets or transition plans, a qualitative description of how the development of such estimates and assumptions was impacted, disclosed in a note to our financial statements.

We will be exempt from the SEC rules’ requirements to disclose certain information about our greenhouse gas emissions and comply with related auditor assurance requirements as long as we remain a “smaller reporting company” (as described below under “—Risks Related to Signing Day Sports Common Stock and Securities Convertible into Signing Day Sports Common Stock — We are a smaller reporting company and will be exempt from certain disclosure requirements, which could make the Signing Day Sports common stock less attractive to potential investors.”) or an “emerging growth company” (as described below under “—Risks Related to Signing Day Sports Common Stock and Securities Convertible into Signing Day Sports Common Stock — We are subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies and our stockholders could receive less information than they might expect to receive from more mature public companies.”). In addition, these disclosure rules will not require compliance by us until our fiscal year beginning in 2027, with certain requirements not becoming effective until our fiscal year beginning in 2028, if we remain a smaller reporting company or emerging growth company.

A number of petitions have been filed in federal courts seeking to challenge the SEC’s climate-related disclosure rules. On April 4, 2024, the SEC issued an order staying the rules. The SEC’s administrative stay will remain in place until the completion of litigation filed in the federal courts that challenges the agency’s authority to adopt the rules. On March 25, 2025, the SEC ended its defense of the rules. On April 4, 2025, state intervenors in the litigation filed a motion to hold the case in abeyance until the SEC determines what action it will take on the rules, and on April 24, 2025, the U.S. Court of Appeals for the Eighth Circuit granted the intervenors’ motion to hold the litigation in abeyance. On July 23, 2025, the SEC filed a report with the court stating that it “does not intend to review or reconsider the [climate-related disclosure rules] at this time” and indicating that the SEC could not determine what actions it would take in the event the rulemaking petitions are denied. The outcome of this litigation cannot be determined.

Assuming that the SEC climate-related disclosure rules are ultimately upheld in their present form, and even in light of the exemptions and accommodations made for smaller reporting companies and emerging growth companies described above, the costs to adopt the necessary disclosure controls and procedures to disclose all required information, the potential costs to make changes in our operations to allow us to improve our climate change-related disclosures, or the potential loss of revenues from these disclosure requirements due to investor, customer, or vendor requirements to disclose and meet certain climate change-related targets pursuant to these disclosure rules, may still have a material adverse effect on our business and operations.

Risks Related to Signing Day Sports Common Stock and Securities Convertible into Signing Day Sports Common Stock

There was no public market for our common stock prior to the Company’s initial public offering, and an active market in which investors can resell their shares of our common stock may not be sustained.

Prior to the Company’s initial public offering, which closed on November 16, 2023, there was no public market for our common stock. Since November 14, 2023, our common stock has been listed on the NYSE American under the symbol “SGN”. However, a liquid public market for our common stock may not be sustained. The initial public offering price for our common stock was determined by negotiation between us and the underwriters based upon several factors, including prevailing market conditions, our historical performance, estimates of our business potential and earnings prospects, and the market valuations of similar companies. The price at which the Signing Day Sports common stock is traded after the initial public offering has declined below the initial public offering price, and stockholders may experience a decrease in the value of the Signing Day Sports common stock regardless of our operating performance or prospects.

The market price of the Signing Day Sports common stock has fluctuated significantly and may continue to do so.

The market price for the Signing Day Sports common stock has been volatile and is likely to continue to be, in part because our shares were not traded publicly prior to our initial public offering, which closed on November 16, 2023. In addition, the market price of the Signing Day Sports common stock may fluctuate significantly in response to several factors, most of which we cannot control, including:

●	actual or anticipated variations in our periodic operating results;

●	increases in market interest rates that lead investors of the Signing Day Sports common stock to demand a higher investment return;

●	changes in earnings estimates;

●	changes in market valuations of similar companies;

●	actions or announcements by our competitors;

●	adverse market reaction to any increased indebtedness we may incur in the future;

●	additions or departures of key personnel;

●	actions by stockholders;

●	speculation in the media, online forums, or investment community; and

●	our intentions and ability to maintain the listing of the Signing Day Sports common stock on the NYSE American.

Volatility in the market price of the Signing Day Sports common stock may prevent investors from being able to sell their Signing Day Sports common stock at or above their purchase price. As a result, investors in the Signing Day Sports common stock may suffer a loss on their investment.

Certain recent initial public offerings of companies with relatively small public floats comparable to our public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. The Signing Day Sports common stock has likewise experienced rapid and substantial price volatility, which may make it difficult for prospective investors to assess the value of the Signing Day Sports common stock.

In addition to the risks addressed above under “—The market price of the Signing Day Sports common stock has fluctuated significantly and may continue to do so,” the Signing Day Sports common stock may be subject to rapid and substantial price volatility due to our small market float. Recently, companies with comparably small public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Since our recent initial public offering in November 2023, our stock price has rapidly declined and has not recovered most of its value as of the date of the Form 8-K/A. Although the specific cause of such volatility is unclear, our small public float may amplify the impact the actions taken by a few stockholders have on the price of our stock, which may cause our stock price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. The Signing Day Sports common stock may experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of the Signing Day Sports common stock. For example, if the trading volumes of the Signing Day Sports common stock are low, persons buying or selling in relatively small quantities may easily influence prices of the Signing Day Sports common stock. This low volume of trades could also cause the price of the Signing Day Sports common stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of the Signing Day Sports common stock also may not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of the Signing Day Sports common stock. As a result of this volatility, investors may experience losses on their investment in the Signing Day Sports common stock. A decline in the market price of the Signing Day Sports common stock also could adversely affect our ability to sell additional shares of Signing Day Sports common stock or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in the Signing Day Sports common stock will develop or be sustained. If an active market does not develop, holders of the Signing Day Sports common stock may be unable to readily sell the Signing Day Sports common stock they hold or may not be able to sell their Signing Day Sports common stock at all.

Short sellers of our stock may drive down the market price of the Signing Day Sports common stock.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed or intends to borrow from a third party with the intention of buying identical securities at a later date to return to the lender. A short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is therefore in the short seller’s interest for the price of the stock to decline, some short sellers publish, or arrange for the publication of, opinions or characterizations regarding the relevant issuer, its business prospects and similar matters calculated to or which may create negative market momentum, which may permit them to obtain profits for themselves as a result of selling the stock short. Issuers whose securities have historically had limited trading volumes and/or have been susceptible to relatively high volatility levels can be particularly vulnerable to such short seller attacks.

The publication of any such commentary regarding us by a short seller may bring about a temporary, or possibly long-term, decline in the market price of the Signing Day Sports common stock. No assurances can be made that we will not become a target of such commentary and declines in the market price of the Signing Day Sports common stock will not occur in the future, in connection with such commentary by short sellers or otherwise.

We may not be able to maintain a listing of the Signing Day Sports common stock on the NYSE American.

We must meet certain financial and liquidity criteria to maintain the listing of the Signing Day Sports common stock on the NYSE American. If we violate NYSE American’s listing requirements or fail to meet its listing standards, the Signing Day Sports common stock may be delisted. In addition, the Signing Day Sports Board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of the Signing Day Sports common stock from NYSE American may materially impair our stockholders’ ability to buy and sell the Signing Day Sports common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, the Signing Day Sports common stock. The delisting of the Signing Day Sports common stock could significantly impair our ability to raise capital and the value of your investment.

Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.

The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

We do not expect to declare or pay cash dividends on the Signing Day Sports common stock in the foreseeable future.

We do not expect to declare or pay cash dividends on the Signing Day Sports common stock in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. In addition, bank line of credit and other restrictive loan covenants prohibit us from paying cash dividends except in limited circumstances. Therefore, holders of the Signing Day Sports common stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of the Signing Day Sports common stock could be negatively affected.

Any trading market for the Signing Day Sports common stock may be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of the Signing Day Sports common stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage of us, the market price and market trading volume of the Signing Day Sports common stock could be negatively affected.

Future issuances of debt securities, which would rank senior to the Signing Day Sports common stock upon our bankruptcy or liquidation, and future issuances of Signing Day Sports preferred stock, which could rank senior to the Signing Day Sports common stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return holders of the Signing Day Sports common stock may be able to achieve from an investment in the Signing Day Sports common stock.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of the Signing Day Sports common stock. If we authorize and issue Signing Day Sports preferred stock, the holders of such Signing Day Sports preferred stock could be entitled to preferences over holders of Signing Day Sports common stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or Signing Day Sports preferred stock in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of the Signing Day Sports common stock must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return, if any, they may be able to achieve from an investment in the Signing Day Sports common stock.

If our shares of Signing Day Sports common stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on the NYSE American or another national securities exchange and if the price of the Signing Day Sports common stock is less than $5.00, the Signing Day Sports common stock could be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for the Signing Day Sports common stock, and therefore stockholders may have difficulty selling their shares.

We are subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies and our stockholders could receive less information than they might expect to receive from more mature public companies.

We are required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”)) under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

●	being exempt from certain greenhouse gas emissions disclosure and related third-party assurance requirements;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company for up to five years after our initial public offering, although if the market value of the Signing Day Sports common stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an emerging growth company as of the following December 31.

Because we are subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, our stockholders could receive less information than they might expect to receive from more mature public companies. We cannot predict if investors will find the Signing Day Sports common stock less attractive if we elect to rely on these exemptions, or if taking advantage of these exemptions would result in less active trading or more volatility in the price of the Signing Day Sports common stock.

We are a smaller reporting company and are exempt from certain disclosure requirements, which could make the Signing Day Sports common stock less attractive to potential investors.

Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

●	had a public float of less than $250 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

●	in the case of an initial registration statement under the Securities Act or the Exchange Act for shares of its common equity, had a public float of less than $250 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

●	in the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero or whose public float was less than $700 million, had annual revenues of less than $100 million during the most recently completed fiscal year for which audited financial statements are available.

If a company determines that it does not qualify for smaller reporting company status because it exceeded one or more of the above thresholds, it will remain unqualified unless when making its annual determination it meets certain alternative threshold requirements which will be lower than the above thresholds if its prior public float or prior annual revenues exceed certain thresholds.

As a smaller reporting company, we are not required to include a Compensation Discussion and Analysis section in our proxy statements; we may provide only two years of financial statements; and we need not provide the table of selected financial data. We will also be exempt from certain greenhouse gas emissions disclosure and related third-party assurance requirements. We also have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make the Signing Day Sports common stock less attractive to potential investors, which could make it more difficult for our stockholders to sell their shares.

As a “smaller reporting company,” we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public stockholders.

Under NYSE American rules, a “smaller reporting company,” as defined in Rule 12b-2 under the Exchange Act, is not subject to certain corporate governance requirements otherwise applicable to companies listed on the NYSE American. For example, a smaller reporting company is exempt from the requirement of having a compensation committee composed solely of directors meeting certain enhanced independence standards, as long as the compensation committee has at least two members who do meet such standards. Although we have not yet determined to avail ourselves of this or other exemptions from NYSE American requirements that are or may be afforded to smaller reporting companies, while we will seek to maintain our shares on the NYSE American in the future we may elect to rely on any or all of them. By electing to utilize any such exemptions, our company may be subject to greater risks of poor corporate governance, poorer management decision-making processes, and reduced results of operations from problems in our corporate organization. Consequently, our stock price may suffer, and there is no assurance that we will be able to continue to meet all continuing listing requirements of NYSE American from which we will not be exempt, including minimum stock price requirements.

As a non-accelerated filer, we are not required to comply with the auditor attestation requirements of the Sarbanes-Oxley Act.

We are not an “accelerated filer” or a “large accelerated filer” under the Exchange Act. Rule 12b-2 under the Exchange Act defines an “accelerated filer” to mean any company that first meets the following conditions at the end of each fiscal year: we had a public float of $75 million or more, but less than $700 million, as of the last business day of our most recently completed second fiscal quarter; we have been subject to the reporting requirements of the Exchange Act for at least twelve calendar months; we have filed at least one annual report under the Exchange Act; and we are not eligible to use the requirements for a “smaller reporting company” under the revenue test in paragraph (2) or (3)(iii)(B), as applicable, of the “smaller reporting company” definition in Rule 12b-2 of the Exchange Act. Rule 12b-2 under the Exchange Act defines a “large accelerated filer” in the same way except that our meeting the definition must have a public float of $700 million or more as of the last business day of our most recently completed second fiscal quarter.

A non-accelerated filer is not required to file an auditor attestation report on internal control over financial reporting that is otherwise required under Section 404(b) of the Sarbanes-Oxley Act.

Therefore, our internal control over financial reporting will not be subject to the process relating to the auditor attestation included in annual reports of issuers that are subject to the auditor attestation requirements. In addition, we cannot predict if investors will find the Signing Day Sports common stock less attractive because we are not required to comply with the auditor attestation requirements. If some investors find the Signing Day Sports common stock less attractive as a result, there may be a less active trading market for the Signing Day Sports common stock and the trading price for the Signing Day Sports common stock may be negatively affected.

Our internal control over financial reporting currently may not meet all of the standards contemplated by Section 404 of the Sarbanes-Oxley Act, and failure to achieve and maintain effective internal control over financial reporting in accordance with Section 404 could impair our ability to produce timely and accurate financial statements or comply with applicable regulations and have a material adverse effect on our business.

As a public company, we have significant requirements for enhanced financial reporting and internal controls. The process of designing and implementing effective internal controls is a continuous effort that will require us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. If we are unable to establish or maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations on a timely basis, result in material misstatements in our financial statements, and harm our operating results. In addition, we are required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting in our annual reports on Form 10-K. This assessment must include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. The rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex and require significant documentation, testing, and possible remediation through the implementation of new internal controls and procedures and hiring accounting or internal audit staff. Testing and maintaining internal controls may divert management’s attention from other matters that are important to our business. If we are not able to complete our initial assessment of our internal controls and otherwise implement the requirements of Section 404 in a timely manner or with adequate compliance, we may not be able to certify as to the adequacy of our internal control over financial reporting.

Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis and thereby be required to restate our financial statements or otherwise be subject to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules, which may result in a breach of the covenants under existing or future financing arrangements. If we fail to meet our public reporting obligations, investors could lose confidence in us and the reliability of our financial statements, which could have a negative effect on the trading price of the Signing Day Sports common stock. Confidence in the reliability of our financial statements also could suffer if we report a material weakness in our internal control over financial reporting. This could materially adversely affect us and lead to a decline in the market price of the Signing Day Sports common stock.

We incur significant costs as a result of operating as a public company, and our management is required to devote substantial time to compliance initiatives.

As a public company, we must incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act has imposed various requirements on public companies including requiring establishment and maintenance of effective disclosure and financial controls. Our management and other personnel need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations have increased and will continue to increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance, which could make it more difficult for us to attract and retain qualified members of the Signing Day Sports Board. We cannot predict or estimate the amount of additional costs we will incur as a public company or the timing of such costs.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. In addition, we will be required to have our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting the later of our second annual report on Form 10-K or the first annual report on Form 10-K following the date on which we are no longer an emerging growth company or a non-accelerated filer. Our compliance with Section 404 of the Sarbanes-Oxley Act requires that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. If we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the value of our securities could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our ability to successfully implement our business plan and comply with Section 404 requires us to be able to prepare timely and accurate financial statements. We expect that we will need to continue to improve existing, and implement new, operational and financial systems, procedures and controls to manage our business effectively. Any delay in the implementation of, or disruption in the transition to, new or enhanced systems, procedures or controls, may cause our operations to suffer and we may be unable to conclude that our internal control over financial reporting is effective and to obtain an unqualified report on internal controls from our auditors if so required under Section 404 of the Sarbanes-Oxley Act and the SEC’s implementing rules. This, in turn, could have an adverse impact on the value of our securities, and could adversely affect our ability to access the capital markets.

Anti-takeover provisions and other provisions contained in Signing Day Sports’ current certificate of incorporation and bylaws, as well as provisions of Delaware law, could impair a takeover attempt and diminish the rights of holders of the Signing Day Sports common stock.

We are subject to Section 203 of the Delaware General Corporation Law, as amended (the “DGCL”), which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

A Delaware corporation may “opt out” of these provisions with an express provision in its certificate of incorporation. We have not opted out of these provisions, which may, as a result, discourage or prevent mergers or other takeover or change of control attempts of Signing Day Sports.

In addition, Signing Day Sports’ current bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of our company or changing the Signing Day Sports Board and management. Signing Day Sports’ certificate of incorporation provides that a majority of the board of directors has the sole authority to establish the number of directors and fill any vacancies and newly created directorships, subject to the rights of holders of Signing Day Sports preferred stock to elect directors. These provisions may prevent a stockholder from increasing the size of the Signing Day Sports Board and gaining control of the Signing Day Sports Board by filling the resulting vacancies with its own nominees. In addition, Signing Day Sports’ current bylaws provide that in addition to any other vote required by law, no member of the Signing Day Sports Board may be removed from office by our stockholders without the approval of not less than the majority of the total voting power of all of our outstanding shares of capital stock then entitled to vote in the election of directors. Signing Day Sports’ current bylaws also do not provide our stockholders with the power to call a special meeting of stockholders and contain certain advance notice provisions for the submission and presentation of stockholder meeting proposals or director nominations at a stockholder meeting, which may limit the ability of stockholders to influence the composition and business decisions of our management.

Signing Day Sports’ current bylaws also provide that we may agree with any stockholders to restrict the sale or other disposal of our stock owned by such stockholders.

In addition, Signing Day Sports’ certificate of incorporation authorizes the Signing Day Sports Board to issue up to 15,000,000 shares of “blank-check” Signing Day Sports preferred stock in one or more series as solely determined by the board of directors, and to have the voting powers, preferences and relative participation, optional and special rights and qualifications, limitations and restrictions thereof as solely determined by the board without further action by the stockholders. These terms may include voting rights including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of any Signing Day Sports preferred stock could diminish the rights of holders of existing shares and therefore could reduce the value of such shares. In addition, specific rights granted to future holders of Signing Day Sports preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of the Signing Day Sports Board to issue Signing Day Sports preferred stock could make it more difficult, delay, discourage, prevent or make it costlier to acquire or effect a change-in-control, which in turn could prevent our stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the value of our securities.

Furthermore, the holders of the Signing Day Sports common stock do not have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding Signing Day Sports common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Signing Day Sports Board or for a third party to obtain control of our company by replacing its board of directors.

Risks Related to One Blockchain

For purposes of this section, the words “we,” “our,” “us,” “One Blockchain,” and the “Company” refers to One Blockchain and its subsidiaries.

Risks Related to Our Business and Operations

We have generated the majority of our revenue from a small number of customers, including Blue Ridge Digital Mining, LLC (“Blue Ridge Digital Mining”), which is controlled by Jerry Tang, our Chief Executive Officer and the direct or indirect owner of the majority of the membership interests of the One Blockchain Securityholders, and we are therefore exposed to a number of related risks.

Approximately 93% of One Blockchain’s revenues for the three months ended September 30, 2025 were derived from two customers. For the three months ended September 30, 2024, approximately 86% of One Blockchain’s revenues were derived from a single customer, Blue Ridge Digital Mining, which was the Company’s primary customer during that period. For the nine months ended September 30, 2025, approximately 92% of One Blockchain’s revenues were derived from three customers. For the periods from February 8 to September 30, 2024 and January 1, 2024 to February 7, 2024, approximately 97% and 96%, respectively, of One Blockchain’s revenues were attributable to a single customer, Blue Ridge Digital Mining. In addition, 97% of One Blockchain’s revenues for the period from February 8, 2024 to December 31, 2024, 97% for the period from January 1, 2024 to February 7, 2024, and 99% for the year ended December 31, 2023, respectively, were derived from Blue Ridge Digital Mining. Blue Ridge Digital Mining is owned by VCV Digital Infrastructure Holdings LLC, which is controlled by or affiliated with Jerry Tang, Chief Executive Officer of One Blockchain and the direct or indirect owner of the majority of the membership interests of the One Blockchain Securityholders.

Our dependence on Blue Ridge Digital Mining for the substantial majority of our revenues exposes us to significant risks related to customer concentration. If Blue Ridge Digital Mining were to reduce its purchases, terminate its relationship with us, or experience financial difficulties, our business, financial condition, and results of operations would be materially and adversely affected. We may not be able to quickly replace the revenue generated by this customer with revenue from other sources, and any such loss could result in a significant decline in our revenues and profitability.

Additionally, because Blue Ridge Digital Mining is controlled by Jerry Tang, our Chief Executive Officer and direct or indirect majority equity holder, our transactions with this customer may be subject to heightened scrutiny and potential conflicts of interest. Although we seek to ensure that all transactions with related parties are conducted on an arm’s-length basis and in accordance with applicable laws and our internal policies, there can be no assurance that such transactions will not be challenged or that they will not result in unfavorable terms for us. Any perceived or actual conflicts of interest could also negatively impact our reputation and relationships with other customers, suppliers, or investors.

Furthermore, our reliance on a single customer may limit our bargaining power and flexibility in negotiating contract terms, pricing, and payment schedules. This concentration also makes us more vulnerable to changes in the business strategies, financial condition, or operational priorities of Blue Ridge Digital Mining. If Blue Ridge Digital Mining were to experience operational disruptions, regulatory challenges, or shifts in its business model, our own business could be significantly disrupted.

In summary, our significant customer concentration, particularly with a related party, exposes us to risks that could materially and adversely affect our business, financial condition, results of operations, and prospects.

Our operational results and growth are heavily dependent on securing and maintaining favorable agreements for power and land, and the failure to do so could adversely impact our business and planned expansions.

Our ability to operate our existing facilities and develop new ones relies on securing cost-effective, reliable power and suitable land. The costs of electric power account for a significant portion of One Blockchain’s cost of revenue. Our South Carolina facility’s planned expansion from 40 megawatts (“MW”) to 50 MW is contingent upon entering into a new electric service agreement. Similarly, the development of our planned 150 MW facility in Texas is pending a suite of agreements that are currently under negotiation. There is no assurance that these agreements will be finalized on terms favorable to us, or at all. Failure to secure these agreements, or a significant increase in power costs or adverse lease terms, could delay or prevent our expansion, reduce our competitiveness, and materially harm our financial performance and growth prospects. The ground lease for our South Carolina facility has an initial five-year term, and while there are renewal options, there is no guarantee that these will be exercised or that terms will remain favorable.

The availability of electric power may have technical, infrastructure, or regulatory limitations or may be interrupted by power outages that may harm One Blockchain’s ability to attain growth or cause revenues to decline.

There has been a substantial increase in the demand for electricity for cryptocurrency mining, and this has had varying impacts on local electricity supply. Additionally, One Blockchain plans to increase its reliance on renewable sources of power in the future. Renewable power is generally an intermittent and variable source of electricity, which may not always be available. Because the electrical grid has very little storage capacity, the balance between electricity supply and demand must be maintained at all times to avoid a blackout or other cascading problem. Intermittent sources of renewable power are challenging because they disrupt the conventional methods for planning the daily operation of the electrical grid. Their power fluctuates over multiple time horizons, forcing the grid operator to adjust its day-ahead, hour-ahead, and real-time operating procedures.

The amount of power required by One Blockchain and its customers will increase commensurate with the demand for One Blockchain’s services and the increase in mining machines One Blockchain operates for itself and its hosting customers. Should One Blockchain’s operations require more electricity than can be supplied in the areas where its mining facilities are located or should the electrical transmission grid and distribution systems be unable to provide the continuous, steady supply of electricity required, One Blockchain may have to limit or suspend activities or reduce the speed of its proposed expansion, either voluntarily or as a result of either quotas imposed by energy companies or governments, or increased prices for certain users (such as One Blockchain). If One Blockchain is unable to procure electricity at a suitable price, One Blockchain may have to shut down its operations in that particular jurisdiction either temporarily or permanently. Therefore, increased power costs and limited availability and curtailment of power resources will reduce One Blockchain’s revenue and have a material and adverse effect on its cost of revenue and results of operations. Although One Blockchain aims to build and operate energy efficient facilities, there can be no assurance such facilities will be able to deliver sufficient power to meet the growing needs of One Blockchain’s business. If One Blockchain is unable to receive adequate power supply and is forced to reduce its operations due to the availability or cost of electrical power, its business would experience materially negative impacts.

Certain government actors have begun to intervene with the supply of electrical energy to cryptocurrency miners. Governments or government regulators may potentially restrict electricity suppliers from providing electricity to mining data centers in times of electricity shortage or may otherwise potentially restrict or prohibit the provision of electricity to businesses like One Blockchain. In the event government regulators issue moratoriums or impose bans or restrictions involving hosting operations or transaction processing in jurisdictions in which it operates, One Blockchain will not be able to continue its operations in such jurisdictions. A moratorium ban or restriction could have a material adverse effect on One Blockchain’s business, financial condition and results of operations.

Additionally, One Blockchain’s cryptocurrency mining machines would be materially adversely affected by a power outage. Energy costs and availability are vulnerable to risks of outages and power grid damage as a result of inclement weather, animal incursion, sabotage and other events out of One Blockchain’s control. Because the mining portion of One Blockchain’s business consumes a large amount of energy, it is not practical or economical for One Blockchain’s operations to run on back-up generators in the event of a power outage, which may be caused by weather, wildfires, pandemics, falling trees, falling distribution poles and transmission towers, transmission and distribution cable cuts, other force majeure events in the electricity and natural gas markets and/or the negligence or malfeasance of others. Any system downtime resulting from insufficient power resources or power outages could have a material adverse effect on One Blockchain’s business, financial condition and results of operations.

Our transition to a self-mining model and expansion into the high-performance computing (“HPC”) market expose us to new and increased risks.

Our growth strategy involves transitioning from primarily a hosting model to a self-mining model at our South Carolina facility and developing significant self-mining capacity in Texas. Self-mining directly exposes us to the volatility of Bitcoin prices, mining difficulty, and reliance on purchasing and deploying mining hardware effectively. Our planned expansion into the HPC market, including a potential 50 MW AI data center component at our planned Texas facility, introduces further risks. These include the need for specialized infrastructure, competition from established HPC providers, attracting and retaining HPC customers, and the different operational and technological expertise required compared to Bitcoin hosting or mining. The success of these strategic shifts is not guaranteed and failure to execute them effectively could materially impact our projected revenue and profitability.

The development and construction of new data center facilities are subject to significant risks, including delays and cost overruns.

Our growth strategy heavily relies on the successful development and commissioning of new data center capacity, including the expansion of our South Carolina facility and the construction of a new 150 MW site in Texas. These projects involve significant capital expenditure and are subject to numerous risks, such as construction delays, shortages of materials and labor, unexpected budget increases, permitting and regulatory hurdles, and issues with contractors. Any material delay or substantial cost increase in these projects could adversely affect our ability to deploy mining hardware, commence HPC operations, and generate anticipated revenue, thereby impacting our financial condition and growth.

We operate in highly competitive Bitcoin mining and HPC markets.

The Bitcoin mining and HPC data center markets are characterized by intense competition. In Bitcoin mining, we compete with numerous companies for access to low-cost power, efficient mining hardware, and ultimately, Bitcoin block rewards. Many competitors may have greater financial resources, established relationships, or more advanced technology. In the HPC market, we will compete with established data center REITs, hyperscale cloud providers, and specialized HPC providers who may have significant advantages in terms of existing infrastructure, customer relationships, and brand recognition. Our ability to compete effectively will depend on our execution of growth strategies, securing low-cost power, and operational efficiency. Failure to compete successfully could lead to reduced market share, lower profitability, and an inability to achieve our growth objectives.

If One Blockchain fails to accurately estimate the factors upon which One Blockchain bases its contract pricing, One Blockchain may generate less profit than expected or incur losses on those contracts, which could have a material adverse effect on One Blockchain’s business, financial condition and results of operations.

One Blockchain’s hosting contracts are generally priced taking into account various factors including the then Bitcoin price, network hash rate (i.e., the speed at which a network can take any set of information and use an algorithm to reduce that information into a string of letters and numbers of a certain length, known as a “hash”), purchase cost of mining machines, estimated power consumption by One Blockchain’s clients, along with other costs of products or services, as adjusted for actual costs. One Blockchain’s ability to earn a profit on such contracts requires that One Blockchain accurately estimate the costs involved and outcomes likely to be achieved and assess the probability of generating sufficient hosting and colocation capacity within the contracted time period. One Blockchain may also not be able to accurately forecast the outcome of selling its products and services at a particular price and the inability to accurately estimate the factors upon which One Blockchain bases its contract pricing could have a material adverse effect on One Blockchain’s business, financial condition and results of operations.

The average selling prices of One Blockchain’s solutions and services may fluctuate from time to time due to technological advancement and One Blockchain may not be able to pass onto its machine suppliers such decreases, which may in turn adversely affect its profitability.

The Bitcoin-related industry is characterized by rapid launches of new products, continuous technological advancements and changing market trends and customer preferences, all of which may translate to fluctuations in the average selling prices of products or services over time. Because One Blockchain competes in an environment of rapidly evolving technology advancement, market trends and developments of the hash rate sharing and hosting industry, there is no assurance that One Blockchain will be able to pass on any decrease in average selling prices of One Blockchain’s services to its suppliers in a timely manner or at all. In the event that average selling prices of One Blockchain’s services unusually or significantly decrease and such decreases cannot be offset by a corresponding decrease in the prices of the principal components of its services, One Blockchain’s gross profit margins may be materially and adversely affected.

One Blockchain’s business will be dependent on acquiring adequate cryptocurrency mining equipment from its suppliers. One Blockchain may not be able to obtain new mining hardware or purchase such hardware at competitive prices during times of high demand, which could have a material adverse effect on One Blockchain’s future business, financial condition and results of operations.

One Blockchain’s business will be highly dependent upon cryptocurrency mining equipment suppliers providing an adequate supply of new generation cryptocurrency mining machines at economical prices to support its proprietary mining, hash rate sharing and hosting business lines and its customers’ mining activities. The growth in One Blockchain’s business is directly related to increased demand for hosting services and cryptocurrencies such as Bitcoin which is dependent in large part on the availability of new generation mining machines offered for sale at a price conducive to profitable cryptocurrency mining, as well as the trading price of cryptocurrencies such as Bitcoin. The market price and availability of new mining machines fluctuates with the price of Bitcoin and can be volatile.

Historically, an increase in interest and demand for cryptocurrencies has led to a shortage of mining hardware and increased prices. In addition, as more companies seek to enter the mining industry, the demand for machines may outpace supply and create mining machine equipment shortages. There is no assurance that cryptocurrency mining equipment suppliers will be able to keep pace with any surge in demand for mining equipment. One Blockchain and its customers and the potential customers of One Blockchain’s hosting service may in the future experience difficulty in obtaining new equipment or replacement components for One Blockchain’s and their existing equipment, including graphics processing units, application-specific integrated circuit (“ASIC”) chipsets, and computer servers, which in the future may have a material impact on the demand for One Blockchain’s products and services and associated revenue. Further, One Blockchain may have little or no recourse in the event a mining machine manufacturer or distributor defaults on its mining machine delivery commitments. If One Blockchain and its customers are not able to obtain sufficient cryptocurrency mining machines at favorable prices, One Blockchain’s growth expectations, liquidity, financial condition and results of operations will be negatively impacted.

One Blockchain relies on supplies from third-party providers, and any negative incidents caused by actions taken by them that are outside of One Blockchain’s control may adversely impact One Blockchain’s business and results of operations.

One Blockchain relies on a single third-party electricity provider (Lockhart Power Company), and has purchased mobile Bitcoin mining containers (referred to herein as “Antboxes”) from a single provider (Blue Ridge Digital Mining). To some extent, One Blockchain relies on these and other third-party suppliers and service providers to provide quality services to customers. One Blockchain’s brand and reputation may be harmed by actions taken by such third parties that are outside of One Blockchain’s control. While One Blockchain believes that alternative suppliers are readily available in the market, changing to a new supplier may require additional costs and time.

Despite the measures One Blockchain has taken to ensure the quality of products and services provided by third-party suppliers and service providers, to the extent they are unable to maintain their production facilities’ efficiency, supply sufficient products in a timely manner, or provide satisfactory products and services to One Blockchain’s customers, which may be due to events that are beyond One Blockchain’s or their control, such as manufacturing defects, One Blockchain may suffer reputational damage, and One Blockchain’s business, financial condition and results of operations may be materially and adversely affected. While One Blockchain has not experienced such incidents that had a material adverse impact on its business as of the date of the Form 8-K/A, as such incidents are beyond One Blockchain’s control, there is no assurance that such incidents will not occur in the future regardless of the measures One Blockchain has taken, and will take, to maintain the quality products and services provided by third-party suppliers and service providers. If One Blockchain is unable to effectively address these risks, its brand image, reputation and financial performance may be materially and adversely affected.

In addition, One Blockchain may have to turn to less reputable suppliers if One Blockchain cannot source adequate equipment or other supplies from its regular suppliers. Under such circumstances, the quality of the equipment may suffer and could cause performance issues in One Blockchain’s products and services. Shortages of supplies could result in reduced production or delays in production, as well as an increase in costs, which may negatively affect One Blockchain’s abilities to fulfill orders or provide timely services to customers, as well as One Blockchain’s customer relationships and profitability. Supply shortages may also increase One Blockchain’s costs of revenue because it may be required to pay higher prices for products in short supply, without being able to pass such costs to customers. As a result, One Blockchain’s business, results of operations and reputation could be materially and adversely affected.

Any failure of One Blockchain’s solutions or services to meet the necessary quality standards could adversely affect One Blockchain’s reputation, business and results of operation.

The quality of the products and services One Blockchain is providing is critical to the success of its business and depends significantly on the effectiveness of One Blockchain’s and One Blockchain’s manufacturing service providers’ quality control systems. In its efforts to quickly meet new market trends and demand and adopt new technologies, One Blockchain’s products and services may not have adequate time to go through One Blockchain’s normal rigorous testing procedures and final inspection, which could result in instances where One Blockchain’s products and services cannot reach the required performance standard, or One Blockchain’s products and services are found to be defective or significantly unsatisfying. These instances could result in One Blockchain’s customers suffering losses. Defects detected in products and services before they are provided to One Blockchain’s customers may result in additional costs for remediation and rework. Defects detected after One Blockchain’s products and services are provided may result in One Blockchain’s incurring further costs relating to inspection, installation or remediation, which may result in damages to One Blockchain’s reputation, loss of customers, government fines and disputes and litigation.

Power outage or shortages, labor disputes and other factors may result in constraints on One Blockchain’s business activities.

Historically, One Blockchain has not experienced constraints on its business activities due to power outages or shortages, labor disputes or other factors. However, there can be no assurance that One Blockchain’s operations will not be affected by power outage or shortages, labor disputes or other factors in the future, thereby causing material disruptions and delays in One Blockchain’s delivery schedule. In such an event, One Blockchain’s business, results of operations and financial condition could be materially and adversely affected.

Our operations are dependent on the performance and reliability of our mining hardware and proprietary technologies.

Our success will depend on the efficiency, reliability, and longevity of our planned ASIC miners and the containerized data center modules we employ. Mining hardware is subject to technological obsolescence and failure. We utilize Foreman miner management software and a proprietary machine learning model for grid consumption monitoring. However, any failure, inadequacy, or cyberattack affecting our mining hardware or mining management software could disrupt operations, reduce efficiency, and increase costs, thereby harming our business and financial results.

We are subject to risks associated with our need for significant and reliable electric power, and the complexities of our power agreements, including true-up adjustments and curtailment requirements, could adversely impact our costs and profitability.

Our Bitcoin mining and planned HPC operations are energy-intensive, making the cost and reliability of electricity critical to our profitability. However, this cost is subject to several factors that could lead to increased expenses. First, our arrangement involves an annual true-up adjustment with the utility provider. A significant upward adjustment in this true-up could lead to unexpected increases in our operational costs. Second, our South Carolina facility is subject to mandatory curtailment requirements during coincident peak demand periods within Duke Energy’s territory. While we employ a proprietary machine learning model designed to predict these peaks, have historically adopted a conservative approach to curtailment, and have not been subject to penalties for failure to comply with mandatory curtailment requirements, any failure of this model or misjudgment in curtailment strategy could result in substantial financial penalties in millions of dollars. Both the annual true-up and failure to properly manage coincident peak curtailment have the potential to cause significant financial losses. Furthermore, our planned Texas facility aims to leverage wind energy, but renewable power sources can be intermittent, potentially requiring supplemental power purchases at higher costs. Any power outages, shortages, transmission constraints, significant increases in electricity prices, or adverse outcomes from true-up adjustments or curtailment events could curtail our operations, substantially increase our costs, and reduce our profitability.

One Blockchain may be vulnerable to security breaches, which could disrupt its operations and have a material adverse effect on its business, financial condition and results of operations.

A party who is able to compromise the physical security measures protecting One Blockchain’s facilities could cause interruptions or malfunctions in One Blockchain’s operations and misappropriate One Blockchain’s property or the property of its customers. Such a compromise could be particularly harmful to One Blockchain’s brand and reputation. One Blockchain may be required to expend significant capital and resources to protect against such threats or to alleviate problems caused by breaches in security. As techniques used to breach security change frequently and are often not recognized until launched against a target, One Blockchain may not be able to implement new security measures in a timely manner or, if and when implemented, One Blockchain may not be certain whether these measures could be circumvented. Any breaches that may occur could expose One Blockchain to increased risk of lawsuits, regulatory penalties, loss of existing or potential customers, harm to One Blockchain’s reputation and increases in One Blockchain’s security costs, which could have a material adverse effect on its business, financial condition and results of operations.

In addition, any assertions of alleged security breaches or systems failure made against One Blockchain, whether true or not, could harm its reputation, cause One Blockchain to incur substantial legal fees and have a material adverse effect on One Blockchain’s business, financial condition and results of operations. Whether or not any such assertion actually develops into litigation, One Blockchain’s management may be required to devote significant time and attention to dispute resolution (through litigation, settlement or otherwise), which would detract from One Blockchain’s management’s ability to focus on its business. Any such resolution could involve the payment of damages or expenses by One Blockchain, which may be significant. In addition, any such resolution could involve One Blockchain’s agreement with terms that restrict the operation of its business. Any such resolution, including the resources exhausted in connection therewith, could have a material adverse effect on One Blockchain’s business, financial condition and results of operations.

Furthermore, security breaches, computer malware and computer hacking attacks have been a prevalent concern in the Bitcoin exchange market since the launch of the Bitcoin network. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses, could harm One Blockchain’s business operations or result in loss of One Blockchain’s assets.

Our business is dependent on our experienced management team and our ability to attract and retain key personnel.

Our success depends significantly on the continued services of our experienced management team, including Jerry Tang, Jolienne Halisky, and Matthew Feast, who possess expertise in real estate, digital assets, energy, and capital markets. The loss of any key member of our management team or our inability to attract and retain other qualified personnel could hinder our ability to execute our business strategy and manage our growth effectively.

If One Blockchain is unable to maintain or enhance its brand recognition, its business, financial condition and results of operations may be materially and adversely affected.

Maintaining and enhancing the recognition, image and acceptance of One Blockchain’s brand are important to One Blockchain’s ability to differentiate its products and services from and to compete effectively with its peers. As One Blockchain relies heavily on word-of-mouth branding, One Blockchain’s brand image could be jeopardized if it fails to maintain high product and service quality, pioneer and keep pace with evolving technology trends, or timely fulfil the orders for its products and services. If One Blockchain fails to promote its brand or to maintain or enhance the brand recognition and awareness among One Blockchain’s customers, or if One Blockchain is subject to events or negative allegations affecting its brand image or publicly perceived position of its brand, One Blockchain’s business, operating results and financial condition could be adversely affected.

One Blockchain may be at a higher risk of litigation and other legal proceedings due to heightened regulatory scrutiny of the cryptocurrency industry, which could ultimately be resolved against One Blockchain, requiring material future cash payments or charges, and accordingly impair One Blockchain’s financial condition and results of operations.

The nature and complexity of One Blockchain’s business could make it susceptible to various claims, both in litigation and binding arbitration proceedings, legal proceedings, and government investigations, due to the heightened regulatory scrutiny following the recent disruptions in the crypto asset markets. One Blockchain believes that since cryptocurrency mining, and the digital asset industry generally, is a relatively new business sector, it is more likely subject to government investigation and regulatory determination, particularly following recent cryptocurrency market participant bankruptcies (see “—Risks Related to Regulatory Compliance and Other Legal Matters – We are subject to a highly-evolving regulatory landscape and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our business, reputation, prospects or operations.”). Any claims, regulatory proceedings or litigation that could arise in the course of One Blockchain’s business could have a material adverse effect on One Blockchain, its business or operations, or the industry as a whole.

One Blockchain may engage in acquisitions or strategic alliances in the future that could disrupt One Blockchain’s business, result in increased expenses, reduce One Blockchain’s financial resources and cause dilution to stockholders. One Blockchain cannot assure you that such acquisitions or strategic alliances may be successfully implemented.

Although One Blockchain has not engaged in acquisitions or strategic alliances in the past, it may look for potential acquisitions or strategic alliances in the future to expand its business. However, One Blockchain may not be able to find suitable acquisition candidates, complete acquisitions on favorable terms, if at all, or integrate any acquired business, products or technologies into One Blockchain’s operations. If One Blockchain does complete acquisitions, they may be viewed negatively by customers or investors and they may not enable One Blockchain to strengthen its competitive position or achieve its goals. In addition, any acquisitions that One Blockchain makes could lead to difficulties in integrating personnel, technologies and operations from the acquired businesses and in retaining and motivating key personnel from these businesses. Moreover, acquisitions may disrupt One Blockchain’s ongoing operations, divert management from day-to-day responsibilities and increase One Blockchain’s expenses. Future acquisitions may reduce One Blockchain’s cash available for operations and other uses, and could result in increases in amortization expenses related to identifiable intangible assets acquired, potentially dilutive issuances of equity securities or the incurrence of debt. One Blockchain cannot predict the number, timing or size of future acquisitions, or the effect that any such acquisitions might have on One Blockchain’s operating results.

Any global systemic economic and financial crisis could negatively affect One Blockchain’s business, results of operations, and financial condition.

Any prolonged slowdown in the global economy may have a negative impact on One Blockchain’s business, results of operations and financial condition. The global financial markets have experienced significant disruptions since 2008 and the United States, Europe and other economies have experienced periods of recession. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States. There have also been concerns over unrest in Ukraine, the Middle East and Africa, which have resulted in volatility in financial and other markets, and concerns over the aftermath of the United Kingdom leaving the European Union as well as the significant potential changes to United States trade policies, treaties and tariffs. There were and could be in the future a number of domino effects from such turmoil on One Blockchain’s business, including significant decreases in orders from its customers, insolvency of key suppliers resulting in product delays, inability of customers to obtain credit to finance purchases of One Blockchain’s products and services and/or customer insolvencies, and counterparty failures negatively impacting One Blockchain’s operations. Any systemic economic or financial crisis could cause revenue for the semiconductor industry as a whole to decline dramatically and could materially and adversely affect One Blockchain’s results of operations.

Concerns about greenhouse gas emissions and global climate change may result in environmental taxes, charges, assessments or penalties and could have a material adverse effect on our business, financial condition and results of operations.

The effects of human activity on global climate change have attracted considerable public and scientific attention, as well as the attention of the United States and other foreign governments. Efforts are being made to reduce greenhouse gas emissions, particularly those from coal combustion power plants, some of which plants we may rely upon for power. The added cost of any environmental taxes, charges, assessments or penalties levied on such power plants could be passed on to us, increasing the cost to run our hosting facilities.

The lack of consistent climate legislation creates uncertainty for our industry, and Bitcoin mining’s high energy usage makes it a potential target for future regulations. New laws could impose higher energy costs, require additional capital investments, mandate environmental monitoring, or impose other compliance burdens. For example, as of November 2024, Bitcoin miners in Texas are required to disclose extensive information about their energy usage to the U.S. Energy Information Administration, which could lead to negative public perception and further regulatory scrutiny. Any further enactment of laws or promulgations of regulations regarding greenhouse gas emissions by the United States could have a material adverse effect on our business, financial condition or results of operations.

If One Blockchain experiences difficulty in collecting its trade receivables, its liquidity, financial condition and results of operations would be negatively impacted.

One Blockchain derives its revenue from the sale of products and services and is subject to counterparty risks such as its customer’s inability to pay. As of December 31, 2024 and 2023, One Blockchain’s trade receivables amounted to $359,361 and $1,770,727 respectively. There can be no assurance that One Blockchain will be able to collect its trade receivables on a timely basis, and its trade receivable turnover days may increase, which in turn could materially and adversely affect One Blockchain’s liquidity, financial condition and results of operations.

One Blockchain’s operations and those of its production partners and customers are vulnerable to natural disasters and other events beyond One Blockchain’s control, the occurrence of which may have an adverse effect on the supply chain of One Blockchain’s suppliers and on One Blockchain’s facilities, personnel and results of operations.

One Blockchain’s business could be adversely affected by natural disasters or outbreaks of epidemics. One Blockchain has not adopted any written contingency plans to combat any future natural disasters, such as floods and mudslides, or outbreaks of avian flu, H1N1 flu, SARS or any other epidemic. These natural disasters, outbreaks of contagious diseases, and other adverse public health developments in countries where One Blockchain’s computing power facilities are located or any other countries or regions in which One Blockchain conducts business could severely disrupt its business operations by damaging One Blockchain’s network infrastructure or information technology system or impacting the productivity of One Blockchain’s workforce, which may adversely affect its financial condition and results of operations.

Risks Related to the Cryptocurrency Industry

The cryptocurrency industry in which One Blockchain operates is characterized by constant changes. If One Blockchain fails to continuously innovate and to provide solutions or services that meet the expectations of its customers, it may not be able to attract new customers or retain existing customers, and hence its business and results of operations may be adversely affected.

The cryptocurrency industry in which One Blockchain operates is characterized by constant changes, including rapid technological evolution, continual shifts in customer demands, frequent introductions of new products and solutions and constant emergence of new industry standards and practices. Thus, One Blockchain’s success will depend, in part, on its ability to respond to these changes in a cost-effective and timely manner. Advances in Bitcoin mining-related technology have led to increased demand for higher speed and power efficiency for solving computational problems of increasing complexity. One Blockchain needs to invest significant resources in research and development in order to keep its services competitive in the market. Also, if One Blockchain is unable to generate enough revenue or raise sufficient capital to make adequate research and development investments going forward, One Blockchain’s service improvement and relevant research and development initiatives may be restricted or delayed, or One Blockchain may not be able to keep pace with the latest market trends and satisfy its customers’ needs, which could materially and adversely affect its results of operations.

Furthermore, research and development activities are inherently uncertain, and One Blockchain might encounter practical difficulties in commercializing its research and development results, which could result in excessive research and development expenses or delays. Given the fast pace with which blockchain technologies have been and will continue to be developed, One Blockchain may not be able to timely upgrade its technologies in an efficient and cost-effective manner, or at all. In addition, new developments relating to computing power (e.g., quantum computer), computing energy consumption, blockchain and cryptocurrency could render One Blockchain’s services obsolete or unattractive. If One Blockchain is unable to keep up with the technological developments and anticipate market trends, or if new technologies render its technologies or solutions obsolete, customers may no longer be attracted to its services. As a result, One Blockchain’s business, results of operations and financial condition would be materially and adversely affected.

Due to the unregulated nature and lack of transparency surrounding the operations of digital asset platforms, which may experience fraud, manipulation, security failures or operational problems, as well as the wider Bitcoin market, the value of Bitcoin and, consequently, the value of the BlockchAIn common shares may be adversely affected, causing losses to Shareholders.

Digital asset platforms are relatively new and, in some cases, unregulated. Many operate outside the United States. Furthermore, while many prominent digital asset platforms provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many digital asset platforms do not provide this information. Digital asset platforms may not be subject to, or may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. As a result, the marketplace may lose confidence in digital asset platforms, including prominent platforms that handle a significant volume of Bitcoin trading.

Many digital asset platforms are unlicensed, unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions, and may take the position that they are not subject to laws and regulations that would apply to a national securities exchange or designated contract market in the United States, or may, as a practical matter, be beyond the ambit of U.S. regulators. As a result, trading activity on or reported by these digital asset platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. For example, in 2019 there were reports claiming that 80.95% of Bitcoin trading volume on digital asset platforms was false or noneconomic in nature, with specific focus on unregulated platforms located outside of the United States. Such reports alleged that certain overseas platforms have displayed suspicious trading activity suggestive of a variety of manipulative or fraudulent practices, such as fake or artificial trading volume or trading volume based on non-economic “wash trading” (where offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes), and attributed such manipulative or fraudulent behavior to motives like the incentive to attract listing fees from token issuers who seek the most liquid and high-volume platforms on which to list their coins.

Certain academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain Bitcoin platforms. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of Bitcoin to increase from around $150 to more than $1,000 over a two-month period. In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling Bitcoin and Bitcoin cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets. Even in the United States, there have been allegations of wash trading even on regulated venues. Any actual or perceived false trading in the digital asset platform market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of Bitcoin and/or negatively affect the market perception of Bitcoin.

The Bitcoin market globally and in the United States is not subject to comparable regulatory guardrails as exist in regulated securities markets. Furthermore, many Bitcoin trading venues lack certain safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on the exchanges and prevent “flash crashes,” such as limit-down circuit breakers. As a result, the prices of Bitcoin on trading venues may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities such as market manipulation, front-running of trades, and wash-trading may not be available to or employed by digital asset platforms, or may not exist at all. The SEC has identified possible sources of fraud and manipulation in the Bitcoin market generally, including, among others (1) “wash trading”; (2) persons with a dominant position in Bitcoin manipulating Bitcoin pricing; (3) hacking of the Bitcoin network and trading platforms; (4) malicious control of the Bitcoin network; (5) trading based on material, non-public information or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including Tether; and (7) fraud and manipulation at Bitcoin trading platforms. The effect of potential market manipulation, front-running, wash-trading, and other fraudulent or manipulative trading practices may inflate the volumes actually present in crypto markets and/or cause distortions in price, which could adversely affect One Blockchain.

In addition, over the past several years, some digital asset platforms have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such digital asset platforms were not compensated or made whole for the partial or complete losses of their account balances in such digital asset platforms. While, generally speaking, smaller digital asset platforms are less likely to have the infrastructure and capitalization that make larger digital asset platforms more stable, larger digital asset platforms are more likely to be appealing targets for hackers and malware and their shortcomings or ultimate failures are more likely to have contagion effects on the digital asset ecosystem, and therefore may be more likely to be targets of regulatory enforcement action. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset platforms could be subject to abrupt failure with consequences for both users of digital asset platforms and the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014 halt of Bitcoin withdrawals from Mt. Gox, the value of one Bitcoin fell on other platforms from around $795 on February 6, 2014 to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 Bitcoins had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 Bitcoins worth around $78 million were stolen from Bitfinex, a large digital asset platform. The value of Bitcoin and other digital assets immediately decreased over 10% following reports of the theft at Bitfinex. Regulatory enforcement actions have followed, such as in July 2017, when FinCEN assessed a $110 million fine against BTC-E, a now defunct digital asset platform, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based digital asset platform Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their platform accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese digital asset platform, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset platform, Bitgrail, was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest digital asset platforms, Binance, was hacked, resulting in losses of approximately $40 million. In November 2022, FTX, one of the largest digital asset platforms by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior.

Negative perception, a lack of stability and standardized regulation in the digital asset markets and the closure or temporary shutdown of digital asset platforms due to fraud, business failure, security breaches or government mandated regulation, and associated losses by customers, may reduce confidence in the Bitcoin network and result in greater volatility or decreases in the prices of Bitcoin. The potential consequences of a digital asset platform’s failure could adversely affect the value of BlockchAIn common shares.

The price of Bitcoin is highly volatile, and decreases in Bitcoin’s price could adversely affect our business, financial condition, and results of operations.

Our revenue and profitability, particularly from our planned self-mining operations, will be significantly impacted by the market price of Bitcoin. Bitcoin prices have historically been extremely volatile and are affected by various factors, including market sentiment, adoption rates, regulatory developments, macroeconomic conditions, and events affecting the broader cryptocurrency market. For example, from November 10, 2021 to November 21, 2022, the price of Bitcoin declined by approximately 77% (from roughly $69,000 to about $15,460). Conversely, between January 1, 2024 and March 14, 2024, Bitcoin rose approximately 68% (from $43,836 to $73,738) before experiencing a single-day decline of more than 10% in March 2024. Bitcoin has traded below approximately $55,000 per Bitcoin and above $118,000 per Bitcoin over the 12 months preceding the date of the Form 8-K/A.

The appreciation potential of Bitcoin is high in general, which is due to several factors. Bitcoins are inherently scarce, given they are designed to have a finite supply of 21 million associated with a depreciating rewarding mechanism, termed “halving,” under which the reward for Bitcoin mining is reduced in half every four years. See “—The Bitcoin network is subject to ‘halving’ events that reduce mining rewards, which could negatively impact our revenue and profitability if not offset by other factors.” for more details. The growing recognition of Bitcoin also attracts large investment into the Bitcoin economy, as evidenced by an increasing installed network hash rate of Bitcoin globally, and increasing adoption of Bitcoin as an investment instrument and a payment method. Further, more countries are establishing clear and robust regulations to create a stable environment for Bitcoin mining and trading, which may facilitate the demand for Bitcoins and Bitcoin price appreciation.

Despite the general appreciation potential of Bitcoin, there are a number of other factors that contribute to changes in Bitcoin price and volatility, including, but not limited to, Bitcoin market sentiment, macroeconomic factors, utility of Bitcoin, and idiosyncratic events such as exchange outages or social media, some of which are beyond our control. For example, decentralization, or the lack of control by a central authority, is a key reason that cryptocurrencies like Bitcoin have attracted many committed users. However, the decentralized nature of Bitcoin is subject to growing discussion and suspicion. Some claim that most of the actual services and businesses built within the Bitcoin ecosystem are in fact centralized since they are run by specific people, in specific locations, with specific computer systems, and that they are susceptible to specific regulations. Individuals, companies or groups, as well as Bitcoin exchanges that own vast amounts of Bitcoins, can affect the market price of Bitcoin. Furthermore, mining equipment production and mining pool locations are becoming centralized. Some argue that the decentralized nature of cryptocurrencies is a fundamental flaw rather than a strength. The suspicion about the decentralized nature of Bitcoin may cause the market to lose confidence in the prospect of the Bitcoin industry, which would adversely affect the Bitcoin price. This in turn could adversely affect the market demand for our services and business.

A sustained decline in the price of Bitcoin could reduce the profitability of our planned mining operations, potentially making them uneconomical, and decrease the value of any Bitcoin we may hold. There is no assurance that the Bitcoin price will remain high enough to sustain the demand for our hash rate sharing and hosting services or that the Bitcoin price will not decline significantly in the future. Furthermore, fluctuations in the Bitcoin price can have an immediate impact on the trading price of BlockchAIn common shares after the consummation of the Business Combination, even before its effect, if any, is reflected in One Blockchain’s financial performance. If the Bitcoin price drops, the expected economic return of Bitcoin mining activities will diminish, thereby resulting in a decrease in demand for Bitcoin-related services, and in value appreciation from our proprietary mining activities. As a result, we may need to reduce the price of our cloud hash rate and hosting services.

The development of blockchain technology and cryptocurrency is in its early stage and any adverse development in the cryptocurrency or blockchain market could adversely affect One Blockchain’s business and results of operations.

Blockchain is a voluntary open network that can be used by anyone with devices connected to the internet. It allows every node to create immutable data, transparent record of transactions and peer-to-peer transactions in an efficient, secure and trust-free manner. Because of such advantages, blockchain can be applied to various industries and activities, such as cryptocurrency, payment, financial services, Internet-of-Things (IoT), cloud computing and cybersecurity, among others. However, there can be no assurance of industry or mass adoption of blockchain technology generally or third-party blockchain hosting services. There may not be strong market demand for One Blockchain’s mining services as a key and important process during the application process of blockchain technology, and One Blockchain’s prospects, business and results of operations can be materially and adversely affected.

Accordingly, adverse developments in the blockchain industry could lead to a decrease in the demand for hash rate products and hosting resources, which could have a material adverse effect on One Blockchain’s business, financial condition and results of operations. One Blockchain faces risks including those related to:

●	a decline in the adoption and use of Bitcoin and other similar cryptocurrencies within the technology industry or a decline in value of cryptocurrencies;

●	increased costs of complying with existing or new government regulations applicable to cryptocurrencies and other factors;

●	a downturn in the market for blockchain hosting space generally, which could be caused by an oversupply of or reduced demand for blockchain space;

●	any transition by One Blockchain’s customers of blockchain hosting from third-party providers like One Blockchain to customer-owned and operated facilities;

●	the rapid development of new technologies or the adoption of new industry standards that render One Blockchain or its customers’ current products and services obsolete or unmarketable and, in the case of One Blockchain’s customers, that contribute to a downturn in their businesses, increasing the likelihood of a default under their service agreements or their becoming insolvent;

●	a slowdown in the growth of the internet generally as a medium for commerce and communication;

●	availability of an adequate supply of new generation cryptocurrency mining equipment to enable One Blockchain to mine cryptocurrencies at scale and for customers who want to purchase hash rate from One Blockchain or host with One Blockchain to be able to do so; and

●	the degree of difficulty in mining cryptocurrencies and the trading price of such assets.

Additionally, Bitcoin, a mainstream cryptocurrency based upon blockchain technology, was first introduced in 2008 and is generally regarded as the first application of the blockchain technology. The Bitcoin network and its surrounding ecosystem is still in a relatively early development stage. Cryptocurrencies have only recently become selectively accepted as a means of payment for goods and services by many industries, and use of cryptocurrency by consumers to pay in such industries remains limited. In addition, there may be some jurisdictions that restrict the use of Bitcoins and other cryptocurrencies as a medium of exchange and the conversion between cryptocurrencies and fiat currencies. There is no assurance that usage of cryptocurrencies, in particular Bitcoins, will continue to grow. As One Blockchain’s business focuses on proprietary cryptocurrency mining and serving cryptocurrency miners, and relies heavily on the cryptocurrency market, any lack of usage of or fade in the public interest for cryptocurrency may adversely affect One Blockchain’s business, future prospects, results of operations and financial condition.

We are subject to risks associated with legal, political or other conditions or developments regarding holding, using or mining of cryptocurrencies, in particular Bitcoins, which could negatively affect our business, results of operations and financial position.

Changes in government policies, taxes, general economic and fiscal conditions, as well as political, diplomatic or social events, may expose us to financial and business risks. In particular, changes in policies and laws regarding holding, using and/or mining of Bitcoins could result in an adverse effect on our business operations and results of operations.

There are significant uncertainties regarding future regulations pertaining to the holding, using or mining of Bitcoins, which may adversely affect our results of operations. While Bitcoin has gradually gained more market acceptance and attention, it is anonymous and may be used for black market transactions, money laundering, illegal activities or tax evasion. As a result, governments may seek to regulate, restrict, control or ban the mining, use and holding of Bitcoins. We are subject to anti-money laundering laws in many jurisdictions in which we operate. We cannot assure you that there will not be a failure in detecting money laundering or other illegal or improper activities which may adversely affect our reputation, business, financial condition and results of operations.

With advances in technology, cryptocurrencies are likely to undergo significant changes in the future. It remains uncertain whether Bitcoin will be able to cope with, or benefit from, those changes. In addition, as Bitcoin mining employs sophisticated and high computing power devices that need to consume a lot of electricity to operate, and there have been public backlashes surrounding the environmental impacts of Bitcoin mining, particularly the large consumption of electricity. Therefore, future developments in the regulation of energy consumption, including possible restrictions on energy usage in the jurisdictions where we sell our products or services, may also affect our business operations and the demand for our current and future mining related products or services.

The Bitcoin network is subject to “halving” events that reduce mining rewards, which could negatively impact our revenue and profitability if not offset by other factors.

The Bitcoin protocol is designed to reduce the block reward paid to miners by half at predetermined intervals, known as “halvings”. When the Bitcoin network was first launched, the reward for validating a new block was 50 Bitcoins. In 2012, the reward for validating a new block was reduced to 25 Bitcoin. In July 2016, the reward for validating a new block was reduced to 12.5 Bitcoin, and in May 2020, the reward was further reduced to 6.25 Bitcoin. The most recent halving occurred in April 2024, reducing the block reward from 6.25 Bitcoins to 3.125 Bitcoins. At the protocol’s target of one block approximately every 10 minutes (approximately 144 blocks per day), this equates to approximately 450 Bitcoins in daily new issuance before accounting for transaction fees. Future halvings will further reduce the number of new Bitcoins awarded for each mined block. Unless a halving is accompanied by a proportionate increase in the price of Bitcoin, an increase in transaction fees, or a significant decrease in our operational costs (including energy and hardware), our revenue and profitability from Bitcoin mining will be negatively impacted.

Increases in the Bitcoin network’s global hash rate and mining difficulty could adversely affect our Bitcoin mining operations.

The global Bitcoin network hash rate has generally increased over time as more miners and more powerful mining hardware have been added to the network. As the network hash rate increases, the difficulty of mining Bitcoin also typically increases to maintain a consistent block creation time. If we are unable to increase our own hash rate by acquiring and deploying new and more efficient miners at a pace that keeps up with or exceeds the growth in network difficulty, our share of mining rewards will decline, thereby reducing our revenue and profitability from mining operations.

The Bitcoin mining hardware market is competitive, and we may face challenges in sourcing efficient and cost-effective miners.

Our ability to successfully execute our self-mining strategy depends on our ability to acquire a sufficient supply of the latest generation, high-efficiency ASIC miners at competitive prices. The market for these miners is characterized by a limited number of manufacturers, and demand can often outpace supply, leading to higher prices, longer delivery times, and potentially unfavorable purchase terms. Supply chain disruptions, geopolitical factors, and manufacturer production decisions can further impact availability and cost. Difficulties in obtaining new miners could delay our expansion plans and negatively affect our competitive position and financial results.

Technological obsolescence of mining equipment could negatively impact our business.

The Bitcoin mining industry experiences rapid technological advancements, with newer generations of ASIC miners often offering significantly improved efficiency (hash rate per unit of power consumed). The miners we own or acquire may quickly become outdated or less competitive compared to newer models, requiring us to incur significant capital expenditures to upgrade our fleet to maintain profitability. Failure to keep pace with technological advancements could render our mining operations less efficient and less profitable over time.

Regulatory changes or actions may restrict the use of cryptocurrencies, including Bitcoin, or mining activities in a manner that adversely affects our business.

The legal and regulatory framework governing cryptocurrencies and cryptocurrency mining is still developing and subject to significant uncertainty globally and within the United States. Future legislative or regulatory changes, interpretations, or actions could impose new restrictions or prohibitions on Bitcoin mining, ownership, or transfer. This could include environmental regulations related to energy consumption, taxation policies, or classifications of Bitcoin that could increase compliance costs or limit our operational flexibility. Such regulatory developments could have a material adverse effect on the viability of our business model, our financial condition, and the value of Bitcoin.

The loss or destruction of private keys required to access our anticipated Bitcoin holdings could be irreversible.

We plan to hold Bitcoin as part of our anticipated self-mining operations. Access to our Bitcoin holdings requires private cryptographic keys. If these private keys are lost, stolen, destroyed, or otherwise compromised, and we are unable to recover them, we would lose access to the associated Bitcoin permanently. While we will implement security measures, including potentially using third-party custodians, these measures may not be foolproof. The loss of a significant amount of Bitcoin could materially harm our financial position.

If we use a third-party custodian to hold Bitcoin in the future, our assets could be at risk in the event of the custodian’s bankruptcy or insolvency.

We do not currently hold any Bitcoins, but if we commence our planned self-mining operations, we may choose to use a third-party custodian to hold some or all of the Bitcoins we mine. If such a custodian becomes bankrupt, insolvent, enters receivership, or otherwise fails to meet its obligations, the Bitcoins we hold with that custodian could be at risk. In particular, there is a possibility that our assets could be considered part of the custodian’s bankruptcy estate and that we could be treated as a general unsecured creditor, which could result in the loss of all or a portion of those assets or a significant delay in our ability to access them. The contractual protections and legal rights of customers with respect to Bitcoin or other digital assets held by third-party custodians are largely untested in bankruptcy or insolvency proceedings. Any such loss, delay, or limitation on access could materially and adversely affect our liquidity, operations, and financial condition.

Competition from the emergence or growth of other digital assets could have a negative impact on the price of Bitcoin.

Bitcoin was the first digital asset to gain global adoption and critical mass, and as a result, it has a “first to market” advantage over other digital assets. As of December 31, 2024, Bitcoin was the largest digital asset by market capitalization and had the largest combined mining power. Despite this first to market advantage, as of December 31, 2024, there were over 10,000 alternative digital assets tracked by CoinMarketCap.com, having a total market capitalization of approximately $1.65 trillion (including the approximately $833 billion market capitalization of Bitcoin), as calculated using market prices and total available supply of each digital asset. In addition, many consortiums and financial institutions are also researching and investing resources into private or permissioned smart contract platforms rather than open platforms like the Bitcoin network. Competition from the emergence or growth of alternative digital assets and smart contracts platforms, such as Ethereum, Solana, Avalanche, Polkadot, or Cardano, could have a negative impact on the demand for, and price of, Bitcoin.

In addition, some digital asset networks, including the Bitcoin network, may be the target of ill will from users of other digital asset networks. For example, Litecoin is the result of a hard fork of Bitcoin. Some users of the Bitcoin network may harbor ill will toward the Litecoin network, and vice versa. These users may attempt to negatively impact the use or adoption of the Bitcoin network.

Bitcoin exchanges and wallets, and to a lesser extent, the Bitcoin network itself, may suffer from hacking and fraud risks, which may adversely erode user confidence in Bitcoin which would decrease the demand for our products and services. Further, digital asset exchanges on which crypto assets trade are relatively new and largely unregulated, and thus may be exposed to fraud and failure. Incorrect or fraudulent cryptocurrency transactions may be irreversible.

Bitcoin transactions are entirely digital and, as with any virtual system, are at risk from hackers, malware and operational glitches. Hackers can target Bitcoin exchanges and Bitcoin transactions, to gain access to thousands of accounts and digital wallets where Bitcoins are stored. Bitcoin transactions and accounts are not insured by any type of government program and all Bitcoin transactions are permanent because there is no third party or payment processor. Bitcoin has suffered from hacking and cyber-theft as such incidents have been reported by several cryptocurrency exchanges and miners, highlighting concerns about the security of Bitcoin and therefore affecting its demand and price.

To the extent that cryptocurrency exchanges or other trading venues are involved in fraud or experience security failures or other operational issues, a reduction in cryptocurrency prices could occur. Cryptocurrency market prices depend, directly or indirectly, on the prices set on exchanges and other trading venues, which are new and, in most cases, largely unregulated as compared to established, regulated exchanges for securities, derivatives and other currencies.

For example, during the past three years, a number of Bitcoin exchanges have been closed due to fraud, business failure or security breaches. In many of these instances, the customers of the closed Bitcoin exchanges were not compensated or made whole for the partial or complete losses of their account balances in such Bitcoin exchanges. While smaller exchanges are less likely to have the infrastructure and capitalization that provide larger exchanges with additional stability, larger exchanges may be more likely to be appealing targets for hackers and “malware” (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information, or gain access to private computer systems) and may be more likely to be targets of regulatory enforcement action.

Further, digital asset exchanges on which cryptocurrencies trade are relatively new and, in most cases, largely unregulated. Many digital exchanges do not provide the public with significant information regarding their ownership structure, management teams, corporate practices or regulatory compliance. As a result, the marketplace may lose confidence in, or may experience problems relating to, cryptocurrency exchanges, including prominent exchanges handling a significant portion of the volume of digital asset trading. If the liquidity of the digital assets markets continues to be negatively impacted, digital asset prices (including the price of Bitcoin) may continue to experience significant volatility and confidence in the digital asset markets may be further undermined. A perceived lack of stability in the digital asset exchange market and the closure or temporary shutdown of digital asset exchanges due to business failure, hackers or malware, government-mandated regulation, or fraud, may reduce confidence in digital asset networks and result in greater volatility in cryptocurrency values. These potential consequences of a digital asset exchange’s failure could adversely affect an investment in us, discourage overall participation in the cryptocurrency industry, and result in loss of customer demand for our products and services.

Malicious actors or botnets may obtain control of more than 50% of the processing power on the Bitcoin or other cryptocurrency network.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining on the Bitcoin or other cryptocurrency network, it may be able to alter the blockchain on which the Bitcoin or other cryptocurrency network and most Bitcoin or other cryptocurrency transactions rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could control, exclude, or modify the ordering of transactions, though it could not generate new cryptocurrencies or transactions using such control. The malicious actor could “double-spend” its own cryptocurrencies (i.e., spend the same cryptocurrencies in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the processing power on the cryptocurrency network, or the cryptocurrency community did not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain may not be possible.

Although there are no known reports of malicious activity or control of the Bitcoin blockchain achieved through controlling over 50% of the processing power on the network, it is believed that certain mining pools may have exceeded the 50% threshold. The possible crossing of the 50% threshold indicates a greater risk in that a single mining pool could exert authority over the validation of Bitcoin transactions. To the extent that the cryptocurrency ecosystems, including developers and administrators of mining pools, do not act to ensure greater decentralization of Bitcoin or other cryptocurrency mining processing power, the feasibility of a malicious actor obtaining control of the processing power on the cryptocurrency network will increase, which may adversely affect an investment in us.

The acceptance of Bitcoin network software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in the Bitcoin network could result in a “fork” in the blockchain, resulting in the operation of two separate networks that cannot be merged. The existence of forked blockchains could erode user confidence in Bitcoin and could adversely impact our business, results of operations and financial condition.

Bitcoin is based on open-source software and has no official developer or group of developers that formally controls the Bitcoin network. Any individual can download the Bitcoin network software and make any desired modifications, which are proposed to users and miners on the Bitcoin network through software downloads and upgrades. However, miners and users must consent to those software modifications by downloading the altered software or upgrading and implementing the changes; otherwise, the changes do not become part of the Bitcoin network. Since the Bitcoin network’s inception, changes to the Bitcoin network have been accepted by the vast majority of users and miners, ensuring that the Bitcoin network remains a coherent economic system. However, a developer or group of developers could potentially propose a modification to the Bitcoin network that is not accepted by a vast majority of miners and users, but that is nonetheless accepted by a substantial population of participants in the Bitcoin network. In such a case, a fork in the blockchain could develop and two separate Bitcoin networks could result, one running the pre-modification software program and the other running the modified version. An example is the introduction of a cryptocurrency known as “Bitcoin cash” in mid-2017. This kind of split in the Bitcoin network could erode user confidence in the stability of the Bitcoin network, which could negatively affect the demand for our services.

Cryptocurrency transactions are irrevocable and, if stolen or incorrectly transferred, cryptocurrencies may be irretrievable. Since we plan to transition to owning and mining cryptocurrency, any incorrectly executed cryptocurrency transactions could have a material adverse effect on our business, financial condition and results of operations.

Typically, cryptocurrency transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the processing power on the applicable network. Once a transaction has been confirmed and verified in a block that is added to the network blockchain, an incorrect transfer of a cryptocurrency or a theft of a cryptocurrency generally will not be reversible and we may not be capable of seeking compensation for any such transfer or theft. Although transfers of any cryptocurrencies we may hold will regularly be made to or from vendors, consultants, service providers, and others, it is possible that, through computer or human error, or through theft or criminal action, our cryptocurrencies could be transferred in incorrect amounts or to unauthorized third parties. To the extent that we are unable to seek a corrective transaction with such third party or are incapable of identifying the third party that has received our cryptocurrencies through error or theft, we will be unable to revert or otherwise recover incorrectly transferred cryptocurrencies. To the extent that we are unable to seek redress for such error or theft, such loss could have a material adverse effect on our business, financial condition and results of operations.

The impact of geopolitical, economic or other events on the supply of and demand for cryptocurrencies is uncertain, but could motivate large-scale sales of cryptocurrencies, which could result in a reduction in the price of such cryptocurrencies and could have a material adverse effect on our business, financial condition and results of operations.

As an alternative to fiat currencies that are backed by central governments, cryptocurrencies, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services. It is unclear how this supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of cryptocurrencies either globally or locally. Large-scale sales of cryptocurrencies likely would result in a reduction in the price of the subject cryptocurrency and could have a material adverse effect on our business, financial condition and results of operations.

In addition, the price of cryptocurrencies may be affected by the buying and selling of a significant amount of cryptocurrencies by a holder, or a group of holders. Any unforeseen actions by holders of a significant amount of cryptocurrencies, could have a material adverse effect on our business, financial condition and results of operations. For instance, the recent introduction of a spot Bitcoin ETF and a number of ETH ETFs may attract speculative traders who seek short-term gains based on price movements. This increased speculative activity could lead to short-term price volatility.

Cryptocurrencies, including Bitcoin, face significant scaling obstacles that can lead to high fees or slow transaction settlement times and any mechanisms of increasing the scale of cryptocurrency settlement may significantly alter the competitive dynamics in the market.

Many cryptocurrencies face significant scaling obstacles that can lead to high fees or slow transaction settlement times, and attempts to increase the volume of transactions may not be effective. Scaling cryptocurrencies, and particularly Bitcoin, is essential to the widespread acceptance of cryptocurrencies as a means of payment, which is necessary to the growth and development of our business.

Many cryptocurrency networks face significant scaling challenges. For example, cryptocurrencies are limited with respect to how many transactions can occur per second. In this respect, Bitcoin may be particularly affected as it relies on the PoW validation, which due to its inherent characteristics may be particularly hard to scale to allow simultaneous processing of multiple daily transactions by users. Participants in the cryptocurrency ecosystem debate potential approaches to increasing the average number of transactions per second that the network can handle and have implemented mechanisms or are researching ways to increase scale, such as “sharding,” which is a term for a horizontal partition of data in a database or search engine, which would not require every single transaction to be included in every single miner’s or validator’s block.

There is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of cryptocurrency transactions will be effective, how long they will take to become effective or whether such mechanisms will be effective for all cryptocurrencies. There is also a risk that any mechanisms of increasing the scale of cryptocurrency settlements may significantly alter the competitive dynamics in the cryptocurrency market, and may adversely affect the value of Bitcoin and the price of BlockchAIn common shares, any of which could have a material adverse effect on our business, prospects, financial condition, and operating results.

To the extent that any miners cease to record transactions in solved blocks, transactions that do not include the payment of a transaction fee will not be recorded on the blockchain until a block is solved by a miner who does not require the payment of transaction fees. Any widespread delays in the recording of transactions could result in a loss of confidence in that cryptocurrency network, which could adversely impact an investment in us.

To the extent that any miners cease to record transactions in solved blocks, such transactions will not be recorded on the blockchain. Currently, there are no known incentives for miners to elect to exclude the recording of transactions in solved blocks; however, to the extent that any such incentives arise (e.g., a collective movement among miners or one or more mining pools forcing Bitcoin users to pay transaction fees as a substitute for or in addition to the award of new Bitcoins upon the solving of a block), actions of miners solving a significant number of blocks could delay the recording and confirmation of transactions on the blockchain.

Any systemic delays in the recording and confirmation of transactions on the blockchain could result in greater exposure to double-spending transactions and a loss of confidence in certain or all cryptocurrency networks, which could have a material adverse effect on our business, prospects, financial condition, and operating results.

If there are significant changes to the method of validating blockchain transactions, such changes could harm our anticipated self-mining business and reduce demand for our products and services.

New cryptocurrency transaction protocols are continuously being deployed, and existing and new protocols are in a state of constant change and development. While certain validation protocols currently employ a Proof-of-Work, or PoW, consensus algorithm, whereby miners are required to expend significant amounts of electrical and computing power to solve complex mathematical problems in order to validate transactions and create new blocks in a blockchain, there may be a shift towards adopting alternative validating protocols. These protocols may include a Proof-of-Stake, or PoS, algorithm, meaning a blockchain consensus protocol in which validators are selected to create new blocks and confirm transactions based on the amount of the blockchain’s native cryptocurrency they “stake” (i.e., lock up) in the network; a Proof-of-Capacity, or PoC, algorithm, meaning a consensus mechanism protocol used in blockchains that allows for mining devices in the network to use their available storage space and time to decide mining rights and validate transactions; or any other algorithm based on a protocol other than PoW, which may decrease the reliance on computing power as an advantage to validating blocks. Our mining hosting operations, our anticipated self-mining operations, and, to our knowledge, the operations of our current and potential hash rate sharing and hosting customers, are or will be designed to primarily support a PoW consensus algorithm. Should the algorithm shift from a PoW validation method to others, mining would require less energy and may render any company that maintains advantages in the current climate (for example, from lower priced electricity, processing, real estate or hosting) less competitive. As a result of our efforts to optimize and improve the efficiency of our cryptocurrency mining operations, we may be exposed to the risk in the future of losing the benefit of our capital investments and the competitive advantage we hope to gain from this as a result, and may be negatively impacted if a switch to protocols other than PoW were to occur. If we cannot adapt to the new mining protocols quickly enough to keep pace with the market change, any such change to transaction validating protocols could have a material adverse effect on our business, financial condition and results of operations.

Miners may sell a substantial number of cryptocurrencies into the market, which may exert downward pressure on the price of the applicable cryptocurrency and, in turn, could have a material adverse effect on our business, financial condition and results of operations.

Transaction processing requires the investment of significant capital for the acquisition of hardware, leasing or purchasing space, involves substantial electricity costs and requires the employment of personnel to operate the data facilities, which may lead transaction processing operators to liquidate their positions in cryptocurrencies to fund these capital requirements. In addition, if the reward of new cryptocurrencies for transaction processing declines, and/or if transaction fees are not sufficiently high, profit margins for transaction processing operators may be reduced, and such operators may be more likely to sell a higher percentage of their cryptocurrencies. While individual operators in past years may have been more likely to hold cryptocurrencies for more extended periods, the immediate selling of newly transacted cryptocurrencies by operators may increase the supply of such cryptocurrencies on the applicable exchange market, which could create downward pressure on the price of the cryptocurrencies and, in turn, could have a material adverse effect on our business, financial condition and results of operations.

Because there has been limited precedent set for financial accounting for Bitcoin and other cryptocurrencies, the determinations that we have made for how to account for cryptocurrencies transactions may be subject to change.

The accounting rules and regulations that we must comply with are complex and subject to interpretation by the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results, and may even affect the reporting of transactions completed before the announcement or effectiveness of a change. Further, there has been limited precedent for the financial accounting of cryptocurrencies and related valuation and revenue recognition. As such, there remains significant uncertainty on how companies can account for cryptocurrency transactions, cryptocurrencies, and related revenue. Uncertainties in or changes to regulatory or financial accounting standards could result in the need to change our accounting methods and restate our financial statements and impair our ability to provide timely and accurate financial information, which could adversely affect our financial statements, result in a loss of investor confidence, and more generally impact our business, operating results, and financial condition.

Risks Related to Our Financial Condition

We have a limited operating history as a company transitioning to self-mining and HPC, which makes it difficult to evaluate our future prospects and financial performance and assess the seasonality and volatility in our business.

One Blockchain’s limited operating history may make it difficult for One Blockchain to forecast its business and assess the seasonality and volatility in its business.

While our South Carolina facility has a history of generating revenue from hosting services, our planned transition to significant self-mining operations and our entry into the HPC market represent new strategic directions. As such, our past performance may not be indicative of our future results in these new business segments. Evaluating our business and prospects is challenging due to our evolving business model and the rapidly changing industries in which we operate. One Blockchain’s revenues may decline for any number of possible reasons, including decreasing market price of cryptocurrencies, increasing competition, declining growth of the cryptocurrency industry, unforeseeable technology innovation, emergence of alternative mainstream cryptocurrencies, or changes in government policies, regulations or general economic conditions. It is also difficult to forecast seasonality and volatility in One Blockchain’s business, and as a result accurately allocating resources including hash rate, mining farm capacity, or human capital to different business lines to achieve the best results in the medium or long term. If One Blockchain’s growth rates decline, investors’ perceptions of One Blockchain’s business and business prospects may be adversely affected and the market price of BlockchAIn common shares could decline. In addition, given the volatile nature of cryptocurrencies and that One Blockchain’s business and financial condition correlate with the market price of cryptocurrencies, it is difficult to evaluate One Blockchain’s business and future prospects based on its limited operating history or historical performance.

We will require significant capital to fund our growth strategy, and failure to obtain necessary financing on favorable terms, or at all, could adversely affect our growth and operations.

Our planned expansion of our South Carolina facility, the development of our planned Texas facility, the transition to self-mining, and the buildout of HPC capacity will require substantial capital investment. While we intend for BlockchAIn’s public listing to improve access to capital markets, there is no guarantee that we will be able to secure sufficient equity or debt financing on terms acceptable to us. Our ability to obtain external financing in the future may be subject to a variety of uncertainties, including our future financial condition, results of operations, cash flows and the liquidity of international capital and lending markets. While we face less working capital constraints as we expand our hosting business, which generates quicker cash payback, the proprietary mining business is nevertheless capital intensive. We may need additional capital if Bitcoin price increases as it will likely push up prices for supplies required for our proprietary mining business. However, in light of conditions impacting the industry, it may be more difficult for us to obtain equity or debt financing currently and/or in the future. Any indebtedness that we may incur in the future may also contain operating and financial covenants that could further restrict our operations. There can be no assurance that financing will be available in a timely manner or in amounts or on terms acceptable to us or at all. A large amount of bank borrowings and other debt may result in a significant increase in interest expense while at the same time exposing us to increased interest rate risks. Equity financings could result in dilution to our stockholders, and the securities issued in future financings may have rights, preferences and privileges that are senior to those of BlockchAIn common shares. Any failure to raise needed funds on terms favorable to us, or at all, could severely restrict our liquidity as well as have a material adverse effect on our business, financial condition and results of operations. Insufficient funding could force us to delay, scale back, or abandon our growth plans, which would adversely affect our business and competitive position.

Our future financial performance is subject to assumptions and projections that may not materialize.

Our financial outlook and projections are based on various assumptions regarding Bitcoin prices, mining difficulty, energy costs, our ability to secure necessary agreements, the successful deployment of new capacity, and market demand for our services. These assumptions are inherently uncertain and subject to numerous business, economic, regulatory, and competitive risks and uncertainties that could cause actual results to differ materially from our expectations.

Risks Related to Regulatory Compliance and Other Legal Matters

We are subject to a highly-evolving regulatory landscape and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our business, reputation, prospects or operations.

As crypto assets have grown in popularity and in market size, the U.S. regulatory regime – namely the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the SEC, the U.S. Commodity Futures Trading Commission (the “CFTC”), the U.S. Financial Crimes Enforcement Network (“FinCEN”), and the Federal Bureau of Investigation), and local and foreign governmental organizations, consumer agencies and public advocacy groups have been examining the operations of crypto networks, users and platforms, with a focus on how crypto assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist enterprises, and the safety and soundness of platforms and other service providers that hold crypto assets for users. Many of these entities have called for heightened regulatory oversight, and have issued consumer advisories describing the risks posed by crypto assets to users and investors. For instance, in March 2022, Federal Reserve Chair Jerome Powell expressed the need for regulation to prevent “cryptocurrencies from serving as a vehicle for terrorist finance and just general criminal behavior”. On March 8, 2022, President Joseph R. Biden announced an executive order on cryptocurrencies which seeks to establish a unified federal regulatory regime for cryptocurrencies. On June 28, 2024, the U.S. Department of Treasury and U.S. Internal Revenue Service (the “IRS”) issued a final rule requiring digital asset brokers to report the sales and exchanges of digital assets. On January 23, 2025, President Donald J. Trump issued an executive order, indicating that it is the policy of the Trump Administration to “support the responsible growth and use of digital assets, blockchain technology, and related technologies across all sectors of the economy”. The complexity and evolving nature of our business and the significant uncertainty surrounding the regulation of the crypto assets industry requires us to exercise our judgment as to whether certain laws, rules, and regulations apply to us, and it is possible that governmental bodies and regulators may disagree with our conclusions. To the extent we have not complied with such laws, rules and regulations, we could be subject to significant fines, revocation of licenses, limitations on our products and services, reputational harm, and other regulatory consequences, each of which may be significant and could adversely affect our business, operating results, and financial condition.

Additionally, the bankruptcy filings of FTX, the third largest digital asset exchange by volume at the time of its filing, and its affiliated hedge fund Alameda Research LLC, in addition to other bankruptcy filings of crypto companies throughout calendar year 2022, contributed, at least in part, to heightened regulatory scrutiny from U.S. regulatory agencies such as the SEC and CFTC. Increasing regulation and regulatory scrutiny may result in additional costs for us and our management having to devote increased time and attention to regulatory matters, change aspects of our business or result in limits on the utility of Bitcoin. In addition, regulatory developments and/or our business activities may require us to comply with certain regulatory regimes. Increasingly strict legal and regulatory requirements and any regulatory investigations and enforcement may result in changes to our business, as well as increased costs, supervision and examination. Moreover, new laws, regulations, or interpretations may result in additional litigation, regulatory investigations, and enforcement or other actions. Adverse changes to, or our failure to comply with, any laws and regulations may have, an adverse effect on our reputation and brand and our business, operating results, and financial condition.

Although we are not directly connected to the cryptocurrency market events in 2022, we may still suffer reputational harm due to our association with the cryptocurrency industry in light of the disruption in the crypto asset markets. Ongoing and future regulation and regulatory actions could significantly restrict or eliminate the market for or uses of Bitcoin and/or may adversely affect our business, reputation, financial condition and results of operations.

Our interactions with a blockchain may expose us to specially designated nationals (“SDN”) or blocked persons or cause us to violate provisions of law that did not contemplate distributed ledger technology.

The U.S. Office of Foreign Assets Control (“OFAC”) requires us to comply with its sanction program and not conduct business with persons named on its SDN list. However, because of the pseudonymous nature of blockchain transactions, we may, inadvertently and without our knowledge, engage in transactions with persons named on OFAC’s SDN list. Our internal policies prohibit any transactions with such SDN individuals, but we may not be adequately capable of determining the ultimate identity of the individual with whom we transact with respect to our cryptocurrency mining-related products and services. In addition, in the future, OFAC or another regulator may require us to screen transactions for OFAC addresses or other bad actors before including such transactions in a block, which may increase our compliance costs, decrease our anticipated transaction fees and lead to decreased traffic on our network. Any of these factors, consequently, could have a material adverse effect on our business, prospects, financial condition, and operating results.

Further, if certain of our customers or stockholders become the subject or target of applicable sanctions laws, we may be unable to engage in any further transactions or dealings with such persons, including making any distributions of dividends or other payments, and may be required to satisfy certain blocking or reporting obligations under the relevant sanctions laws. Failure to take all such action as necessary or appropriate under applicable sanctions laws could subject us to significant fines or other penalties and have a material adverse effect on our business, financial condition, and results of operations.

Moreover, federal law prohibits any U.S. person from knowingly or unknowingly possessing any visual depiction commonly known as child pornography. Media reports have suggested that persons have embedded such depictions on one or more blockchains. Because our business requires us to download and retain one or more blockchains to effectuate our ongoing business, it is possible that such digital ledgers contain prohibited depictions without our knowledge or consent. To the extent government enforcement authorities literally enforce these and other laws and regulations that are impacted by decentralized distributed ledger technology, we may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm our reputation and could have a material adverse effect on our business, prospects, financial condition, and operating results.

We may be involved in legal and other disputes from time to time arising out of our operations, including disputes with our suppliers, customers or employees. Our vendors and customers are also subject to risks relating to litigation and disputes, which could adversely affect our business or reputation

We may from time to time be involved in disputes with various parties arising out of our operations, including mining rigs or electricity suppliers, business partners, customers or employees. These disputes may lead to protests or legal or other proceedings and may result in damage to our reputation, substantial costs and diversion of resources and management’s attention from our core business activities. In addition, we may encounter compliance issues with regulatory bodies in the course of our operations, in respect of which we may face administrative proceedings or unfavorable rulings that may result in liabilities and cause delays or disruptions to our services. We may be involved in other proceedings or disputes in the future that may have a material adverse effect on our business, financial condition, results of operations or cash flows. Furthermore, our vendors and customers, some of which are market players in the crypto industry, are also subject to risks relating to litigation and disputes. Such litigation and disputes are beyond our control and may adversely affect our business and reputation.

We may increasingly become a target for public scrutiny, including complaints to regulatory agencies, negative media coverage, and malicious allegations, all of which could severely damage our reputation and materially and adversely affect our business and prospects.

Certain features of cryptocurrency networks, such as decentralization, independence from sovereignty and anonymity of transactions, create the possibility of heightened attention from the public, regulators and the media. Heightened regulatory and public concerns over cryptocurrency-related issues may subject us to additional legal and social responsibilities and increased scrutiny and negative publicity over these issues. From time to time, these allegations, regardless of their veracity, may result in consumer dissatisfaction, public protests or negative publicity, which could result in government inquiry or substantial harm to our brand, reputation and operations. Moreover, as our business expands and grows, we may be exposed to heightened public scrutiny in jurisdictions where we already operate as well as in new jurisdictions where we may operate. There is no assurance that we would not become a target for regulatory or public scrutiny in the future or that scrutiny and public exposure would not severely damage our reputation as well as our business and prospects.

Our insurance coverage is limited and may not be adequate to cover potential losses and liabilities. A significant uninsured loss or a loss in excess of our insurance coverage could have a material adverse effect on our results of operations and financial condition.

Risks associated with our business and operations include, but are not limited to, business interruption due to regulatory changes, power shortages or network failure, product liability claims and losses of key personnel, any of which may result in significant costs or business disruption. In line with general market practice, we do not have any business liability or disruption insurance to cover our operations. However, our current insurance policies may be insufficient in the event of a prolonged or catastrophic event. The occurrence of any such event that is not entirely covered by our insurance policies may result in interruption of our operations, subject us to significant losses or liabilities and damage our reputation as a provider of business continuity services. In addition, the property and transit insurance policies we have obtained may not cover all risks associated with our business. It may not be possible, either because of a lack of available policies, limits on coverage or prohibitive cost, for us to obtain insurance of any type that would cover losses associated with our cryptocurrency portfolio. The occurrence of certain incidents including severe weather, earthquake, fire, war, power outages, flooding and the consequences resulting from them may not be covered by our insurance policies adequately, or at all. If we were subject to substantial liabilities that were not covered by our insurance, we could incur costs and losses that could materially and adversely affect our results of operations and financial condition.

Any cryptocurrencies that we may hold may not be insured. Therefore, a loss may be suffered with respect to such cryptocurrencies which is not covered by insurance and for which no person is liable in damages which could adversely affect our operations and, consequently, an investment in us.

Bitcoin mining activities are energy-intensive, which may restrict the geographic locations of mining rigs and have a negative environmental impact.

Bitcoin mining activities are inherently energy-intensive and electricity costs account for a significant portion of the overall mining costs. The availability and cost of electricity will restrict the geographic locations of mining activities. Any shortage of electricity supply or increase in electricity cost in a jurisdiction may negatively impact the viability and the expected economic return for Bitcoin mining activities in that jurisdiction, which may in turn decrease the sales of our Bitcoin mining rigs in that jurisdiction.

In addition, the significant consumption of electricity may have a negative environmental impact, including contribution to climate change, which may give rise to public opinion against allowing the use of electricity for Bitcoin mining activities or government measures restricting or prohibiting the use of electricity for Bitcoin mining activities. Any such development in the jurisdictions where we sell our cryptocurrency mining-related products and services could have a material and adverse effect on our business, financial condition and results of operations.

Our business operation may have an intrinsic need for governmental interactions, and are therefore subject to higher corruption risks.

We require significant power resources and related infrastructures to support cryptocurrency mining, and our business operates under a fast-changing regulatory landscape, both in terms of cryptocurrency and environmental regulations. We must frequently interact with government authorities by, for example, accessing natural resources and engaging in lobbying activities with respect to any relevant regulatory changes. Frequent governmental interactions may expose us to a greater risk of corruption and bribery claims and resulting liability.

We may require certain approvals, licenses, permits and certifications to operate. Any failure to obtain or renew any of these approvals, licenses, permits or certifications could materially and adversely affect our business and results of operations.

In accordance with the laws and regulations in each jurisdiction in which we may operate, we may be required to maintain certain approvals, licenses, permits and certifications. Complying with such laws and regulations may require substantial expense, and any non-compliance may expose us to liability. In the event of non-compliance, we may have to incur significant expenses and divert substantial management time to rectify the incidents. In the future, if we fail to obtain all the necessary approvals, licenses, permits and certifications, we may be subject to fines or the suspension of operations, which could materially and adversely affect our business and results of operations. We may also experience adverse publicity arising from non-compliance with government regulations, which would negatively impact our reputation.

There is no assurance that we will be able to fulfill all the conditions necessary to obtain the required government approvals, or that relevant government officials will always, if ever, exercise their discretion in our favor, or that we will be able to adapt to any new laws, regulations and policies. There may also be delays on the part of government authorities in reviewing our applications and granting approvals, whether due to the lack of human resources or the imposition of new rules, regulations, government policies or their implementation, interpretation and enforcement. If we are unable to obtain, or experience material delays in obtaining, necessary government approvals, our operations may be substantially disrupted, which could materially and adversely affect our business, financial condition and results of operations.

We may be subject to fines and other administrative penalties resulting from the operation of our business, which could materially and adversely affect our business, financial condition and results of operation.

We are subject to regulation by the multiple government authorities in regions where we have presence, and various jurisdictions may from time to time adopt laws, regulations or directives that affect our businesses. Moreover, the relevant regulatory authorities possess significant powers to enforce applicable regulatory requirements in the event of our non-compliance, including the imposition of fines, sanctions or the revocation of licenses or permits to operate our business. We are subject to regulatory risks with regard to mining, holding, using, or transferring cryptocurrencies, and the uncertainty of the regulatory environment and our ability to anticipate and respond to potential changes in government policies and regulations will have a significant impact on our business operations in countries we operate in and our overall results of operations. Regulations have impacted or could impact, among others, the nature of and scope of offerings we are able to make available, the pricing of offerings on our platform, our relationship with, and incentives, fees and commissions provided to or charged from our vendors, and our ability to operate in certain segments of our business. We expect that our ability to manage our relationships with regulators in each of our markets, as well as existing and evolving regulations will continue to impact our results in the future. Any misunderstanding or misinterpretation of applicable laws or regulations could subject us to, among others, non-compliance investigation by the government authorities. There is no guarantee that we will not face administrative fines or penalties concerning our operations, which could have a material adverse impact on our results of operation.

There is no one unifying principle governing the regulatory status of cryptocurrencies or whether cryptocurrencies are securities in any particular context. Regulatory changes or actions in one or more countries may alter the nature of an investment in us or restrict the use of cryptocurrencies, such as Bitcoins, in a manner that adversely affects our business, prospects or operations.

As cryptocurrencies have grown in both popularity and market size, governments around the world have reacted differently, with certain governments deeming cryptocurrencies illegal, and others allowing their use and trade without restriction. In some jurisdictions, such as in the U.S., cryptocurrencies, such as Bitcoins, are subject to extensive, and in some cases overlapping, unclear and evolving regulatory requirements.

Bitcoin is the oldest and most well-known form of cryptocurrency. Bitcoin and other forms of cryptocurrencies have been the source of much regulatory consternation, resulting in differing definitional outcomes without a single unifying statement. Bitcoin and other cryptocurrencies are viewed differently by different regulatory and standards setting organizations globally as well as in the United States on the federal and state levels. For example, the Financial Action Task Force considers a cryptocurrency as currency or an asset, and the IRS considers a cryptocurrency as property and not currency. Further, the IRS applies general tax principles that apply to property transactions to transactions involving virtual currency.

Furthermore, while the SEC approved 11 spot Bitcoin exchange-traded fund (“ETF”) applications in January 2024, no clear principles have emerged from the regulators as to how they view these issues and how to regulate cryptocurrency under the applicable securities acts. On April 20, 2021, the U.S. House of Representatives passed a bipartisan bill titled “Eliminate Barriers to Innovation Act of 2021” (H.R. 1602). If passed by the Senate and enacted into law, the bipartisan bill would create a cryptocurrency working group to evaluate the current legal and regulatory framework around cryptocurrencies in the United States and define when the SEC may have jurisdiction over a particular token or cryptocurrency (i.e., when it is a security) and when the CFTC may have jurisdiction (i.e., on derivatives of a cryptocurrency when it is a commodity).

If regulatory changes or interpretations require the regulation of Bitcoin or other cryptocurrencies under the securities laws of the United States or elsewhere, including the Securities Act, the Exchange Act, the U.S. Investment Company Act of 1940 (the “Investment Company Act”), and the U.S. Bank Secrecy Act or similar laws of other jurisdictions and interpretations by the SEC, the CFTC, the IRS, the U.S. Department of Treasury or other agencies or authorities, we may be required to register and comply with such regulations, including at a state or local level. To the extent that we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary expense or burdens to us. We may also decide to cease certain operations and change our business model. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to us.

A determination that any cryptocurrency is a “security” may adversely affect the value of such cryptocurrency and could therefore adversely affect our business, prospects or operations.

Depending on its characteristics, a cryptocurrency may be considered a “security” under U.S. federal securities laws. The test for determining whether a particular cryptocurrency is a “security” is complex and difficult to apply, and the outcome is difficult to predict. Whether a cryptocurrency is a security under the federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in the Securities Act, the Exchange Act and the Investment Company Act. Cryptocurrencies as such do not appear in any of these lists, although each list includes the terms “investment contract” and “note,” and the SEC has typically analyzed whether a particular cryptocurrency is a security by reference to whether it meets the tests developed by the federal courts interpreting these terms, known as the “Howey” and “Reves” tests, respectively. For many cryptocurrencies, whether or not the “Howey” or “Reves” tests are met is difficult to resolve definitively, and substantial legal arguments can often be made both in favor of and against a particular digital asset qualifying as a security under one or both of the “Howey” and “Reves” tests. Adding to the complexity, the SEC staff has indicated that the security status of a particular digital asset can change over time as the relevant facts evolve.

Current and future legislation and SEC-rulemaking and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which Bitcoin or other cryptocurrencies are viewed or treated for classification and clearing purposes. In particular, Bitcoin and other cryptocurrencies may not be excluded from the definition of “security” by SEC rulemaking or interpretation requiring registration of all transactions unless another exemption is available, including transacting in Bitcoin or other cryptocurrencies among owners and requiring registration of trading platforms as “exchanges.” Accordingly, cryptocurrencies may be considered securities, based on the facts as they exist today, or may in the future be found by the SEC or a federal court to be securities under the federal securities laws. We do not intend to hold or generate mining yield from cryptocurrencies in violation of the federal securities laws. Accordingly, if cryptocurrencies involved in our business that are determined by us or the SEC or other regulatory authorities to be securities under the federal securities laws, it could result in interruption of our business operations.

Furthermore, the SEC may determine that certain cryptocurrencies or interests, for example digital tokens offered and sold in an initial coin offering, or ICO, which is a fundraising method in which a company or development team offers digital tokens to the public in exchange for capital, may constitute securities under the Howey test. As such, ICOs would require registration under the Securities Act or an available exemption therefrom for offers or sales in the United States to be lawful. Section 5(a) of the Securities Act provides that, unless a registration statement is in effect as to a security, it is unlawful for any person, directly or indirectly, to engage in the offer or sale of securities in interstate commerce. Section 5(c) of the Securities Act provides a similar prohibition against offers to sell, or offers to buy, unless a registration statement has been filed.

Although we do not intend to be engaged in the offer or sale of securities in the form of ICOs, and we do not believe our planned mining activities would require registration for us to conduct such activities and accumulate cryptocurrencies, the SEC, the CFTC, the NYSE American, the IRS or other governmental or quasi-governmental agency or organization may conclude that our activities involve the offer or sale of “securities,” or ownership of “investment securities,” and we may be subject to regulation or registration requirements under various federal laws and related rules. Such regulation or the inability to meet the requirements to continue operations, would have a material adverse effect on our business and operations. We may also face similar issues with various state securities regulators who may interpret our actions as subjecting us to regulation, or requiring registration, under state securities laws, banking laws, or money transmitter and similar laws, which are also an unsettled area or regulation that exposes us to risks.

One Blockchain intends to adopt risk-based policies and procedures to analyze whether the digital assets that it intends to mine, hold and sell for its own account could be deemed to be a “security” under applicable laws. One Blockchain’s policies and procedures do not constitute a legal standard, but rather represent its management’s assessment, regarding the likelihood that a particular digital asset could be deemed a “security” under applicable laws. Regardless of its conclusions, One Blockchain could be subject to legal or regulatory action in the event the SEC, a foreign regulatory authority, or a court were to determine that a digital asset currently held by it is a “security” under applicable laws. If the digital assets mined and held by One Blockchain are deemed as securities, it could limit distributions, transfers, or other actions involving such digital assets, including mining, in the United States. In addition, miners on blockchain networks could, under certain circumstances, be viewed as statutory underwriters or as “brokers” subject to regulation under the Exchange Act. This could require One Blockchain or its customers to change, limit, or cease mining operations, register as broker-dealers and comply with applicable law, or be subject to penalties, including fines. In addition, One Blockchain could be subject to judicial or administrative sanctions for failing to sell the digital asset or distribute block rewards in compliance with the registration requirements, or for acting as a broker, dealer, or national securities exchange without appropriate registration. Such an action could result in injunctions, cease and desist orders, as well as civil monetary penalties, fines, and disgorgement, criminal liability, and reputational harm.

Regulatory changes or actions may restrict the use of cryptocurrencies or the operation of cryptocurrency networks in a manner that may require us to cease certain or all operations, which could have a material adverse effect on our business, financial condition and results of operations.

There has been a significant amount of regulatory attention directed toward cryptocurrencies, cryptocurrency networks and other industry participants by U.S. federal and state governments, foreign governments and self-regulatory agencies. For example, as cryptocurrencies such as Bitcoin have grown in popularity and in market size, the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., FinCEN, the SEC, the CFTC and the Federal Bureau of Investigation) have begun to examine the operations of the Bitcoin network, Bitcoin users and Bitcoin exchange markets. In May 2019, FinCEN issued guidance relating to how the U.S. Bank Secrecy Act and its implementing regulations relating to money services businesses apply to certain businesses that transact in convertible virtual currencies. Although the guidance generally indicates that certain mining and mining pool operations will not be treated as money transmission services, the guidance also addresses when certain activities, including certain services offered in connection with operating mining pools such as hosting convertible virtual currency wallets on behalf of pool members or purchasers of computer mining power, may be subject to regulation.

Although we believe that our customers’ and our planned mining activities do not presently trigger FinCEN registration requirements under the Bank Secrecy Act, if our activities cause us to be deemed a “money transmitter,” “money services business” or equivalent designation, under federal law, we may be required to register at the federal level and comply with laws that may include the implementation of anti-money laundering programs, reporting and recordkeeping regimes and other operational requirements. In such an event, to the extent we decide to proceed with some or all of our operations, the required registration and regulatory compliance steps may result in significant initial and ongoing compliance costs, possibly affecting an investment in BlockchAIn common shares, operating results or financial condition in a material and adverse manner. While we have adopted anti-money laundering programs and recordkeeping regimes, we may need to take additional steps to comply with the relevant requirements. Failure to comply with these requirements may expose us to fines, penalties and/or interruptions in our operations that could have a material adverse effect on our financial position, results of operations and cash flows.

In addition, local state regulators such as the Texas State Securities Board, the Massachusetts Securities Division of the Office of the Secretary of the Commonwealth, the New Jersey Bureau of Securities, the North Carolina Secretary of State’s Securities Division and the Vermont Department of Financial Regulation have initiated actions against, and investigations of, individuals and companies involved in cryptocurrencies. In March 2018, the South Carolina Attorney General Office’s Security Division issued a cease-and-desist order against Genesis Mining and Swiss Gold Global, Inc., stating that both companies were to stop doing business in South Carolina and are permanently barred from offering securities in the state in the future since they offered unregistered securities via cloud mining contracts under the South Carolina Uniform Securities Act of 2005, S.C. Code Ann. § 35-1-101, et seq. (the order against Genesis Mining was subsequently withdrawn). Further, the North Carolina Secretary of State’s Securities Division issued in March 2018 a Temporary Cease and Desist Order against Power Mining Pool (made permanent pursuant to a Final Order on April 19, 2018), ordering it to cease and desist, among other things, offering “mining pool shares,” which were deemed “securities” under N.C. Gen. Stat. 78A-2(11), in North Carolina until they are registered with the North Carolina Secretary of State or are offered for sale pursuant to an exemption from registration under the North Carolina Securities Act, N.C. Gen. Stat. Chapter 78A.

In addition, various foreign jurisdictions either have adopted or may adopt laws, regulations or directives that affect cryptocurrencies, cryptocurrency networks and their users and hosting service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may conflict with those of the United States, may negatively impact the acceptance of cryptocurrencies by users, merchants and service providers outside of the United States and may therefore impede the growth of cryptocurrency use. A number of countries, including India, South Korea and Russia, among others, currently have a more restrictive stance toward cryptocurrencies and, thereby, have reduced the rate of expansion of cryptocurrency use, as well as cryptocurrency transaction processing, in each of those countries.

Governments may in the future take regulatory actions that prohibit or severely restrict the right to acquire, own, hold, sell, use or trade cryptocurrencies or to exchange cryptocurrencies for fiat currency. Ownership of, holding or trading in cryptocurrencies may then be considered illegal and subject to sanction. Governments may also take regulatory action that may increase the cost and/or subject cryptocurrency mining companies to additional regulation.

By extension, similar actions by governments may result in the restriction of the acquisition, ownership, holding, selling, use or trading in the capital stock of cryptocurrency mining companies, including BlockchAIn common shares. Such a restriction could result in us liquidating our cryptocurrency inventory at unfavorable prices and may adversely affect BlockchAIn shareholders. The effect of any regulatory change, either by federal, state, local or foreign governments or any self-regulatory agencies, on us or our current or potential hosting customers is impossible to predict, but such change could be substantial and may require us or our current or potential hosting customers to cease certain or all operations and could have a material adverse effect on our business, financial condition and results of operations.

Current and future legislation and rulemaking regarding cryptocurrencies may result in expenses and could have a material adverse effect on our business, financial condition and results of operations.

Current and future legislation and rulemaking by the CFTC and the SEC or other regulators, including interpretations released by a regulatory authority, may impact the manner in which cryptocurrencies are treated. For example, cryptocurrencies derivatives are not excluded from the definition of “commodity future” by the CFTC. Furthermore, according to the CFTC, cryptocurrencies fall within the definition of a commodity under the U.S. Commodities Exchange Act (the “CEA”) and as a result, we may be required to register and comply with additional regulations under the CEA, including additional periodic reporting and disclosure standards and requirements. We may also be required to register as a commodity pool operator and to register as a commodity pool with the CFTC through the National Futures Association. If we are required to register with the CFTC or another governmental or self-regulatory authority, the scope of our business and operations may be constrained by the rules of such authority and we may be forced to incur additional expenses in the form of licensing fees, professional fees and other costs of compliance.

Prior to the current U.S. administration, the SEC issued guidance and made numerous statements regarding the application of securities laws to cryptocurrencies. For example, on July 25, 2017, the SEC issued a Report of Investigation (the “Report”) which concluded that tokens offered and sold by the Decentralized Autonomous Organization (“DAO”), a digital decentralized autonomous organization and investor-directed venture capital fund for cryptocurrencies, were issued for the purpose of raising funds. The Report concluded that these tokens were “investment contracts” within the meaning of Section 2(a)(1) of the Securities Act and Section 3(a)(10) of the Exchange Act, and therefore securities subject to the federal securities laws. In December 2017, the SEC issued a cease-and-desist letter to Munchee Inc., ordering that the company stop its initial coin offering of MUN Tokens on the grounds that it failed to file a registration statement or qualify for an exemption from registration. Similar to the tokens issued by the DAO, the SEC found that the MUN Tokens satisfied the definition of an “investment contract,” and were therefore subject to the federal securities laws. In February 2018, both the SEC and CFTC further reiterated their concerns regarding cryptocurrencies in written testimony to the Senate Banking, Housing and Urban Affairs Committee. On March 7, 2018, the SEC released a “Statement on Potentially Unlawful Online Platforms for Trading Digital Assets,” and reiterated that, if a platform “offers trading of cryptocurrencies that are securities” and “operates as ‘exchange,’ as defined by the federal securities laws,” the platform must register with the SEC as a national securities exchange or be exempt from registration. The SEC’s statement serves as a notice to operators of any platforms, including secondary market trading platforms, which the SEC is actively monitoring for potentially fraudulent or manipulative behavior in the market for security tokens, as the SEC has cautioned recently in the context of ICOs. On November 16, 2018, the SEC released a “Statement on Digital Asset Securities Issuance and Trading,” and emphasized that market participants must adhere to the SEC’s well-established and well-functioning federal securities law framework when dealing with technological innovations, regardless of whether the securities are issued in certificated form or using new technologies, such as blockchain. This has all been followed by additional statements and guidance from the SEC including no-action letters relating to specific blockchain-based projects, and a Framework for “Investment Contract” Analysis of Digital Assets published by the Division of Corporation Finance on April 3, 2019. On July 8, 2019, the SEC’s Division of Trading and Markets (“Trading and Markets”) and Office of General Counsel of the Financial Industry Regulatory Authority, Inc. (“FINRA”) issued a joint statement that effectively curtailed broker-dealers from custodying digital asset securities (the “July 2019 Joint Statement”). In an August 2021 interview, SEC Chairman Gensler signaled the SEC was contemplating a robust regulatory regime for cryptocurrencies and reiterated the SEC’s position that many cryptocurrencies are unregulated securities. However, both former SEC Chairmen Jay Clayton and Gary Gensler also publicly stated that Bitcoin is not considered a security under U.S. securities laws.

During the first Trump Administration, the SEC was active in asserting its jurisdiction over ICOs and cryptocurrencies and in bringing enforcement cases. The SEC directed enforcement activity toward cryptocurrencies, and more specifically, ICOs. In September 2017, the SEC created a new division known as the “Cyber Unit” to address, among other things, violations involving distributed ledger technology and ICOs, and filed a civil complaint in the Eastern District of New York charging a businessman and two companies with defrauding investors in a pair of so-called ICOs purportedly backed by investments in real estate and diamonds (see Securities and Exchange Commission v. REcoin Group Foundation, LLC, et al., Civil Action No. 17-cv-05725 (E.D.N.Y, filed Sept. 29, 2017)). Subsequently, the SEC filed several orders instituting cease-and-desist proceedings against (i) Carrier EQ, Inc., d/b/a AirFox and Paragon Coin, Inc. in connection with their unregistered offerings of tokens (see CarrierEQ, Inc., Rel. No. 33-10575 (Nov. 16, 2018) and Paragon Coin, Inc., Rel. No. 33-10574 (Nov. 16, 2018), respectively), (ii) Crypto Asset Management, LP for failing to register a hedge fund formed for the purpose of investing in cryptocurrencies as an investment company (see Crypto Asset Management, LP and Timothy Enneking, Rel. No. 33-10544 (Sept. 11, 2018)), (iii) TokenLot LLC for failing to register as a broker-dealer, even though it did not meet the definition of an exchange (see Tokenlot LLC, Lenny Kugel, and Eli L. Lewitt, Rel. No. 33-10543 (Sept. 11, 2018)) and (iv) EtherDelta’s founder for failing either to register as a national securities exchange or to operate pursuant to an exemption from registration as an exchange after creating a platform that clearly fell within the definition of an exchange (see Zachary Coburn, Rel. No. 34-84553 (Nov. 8, 2018)). On June 4, 2019, the SEC filed a complaint in the U.S. District Court for the Southern District of New York against Kik Interactive, Inc. with respect to its September 2017 offering of Kin. According to articles published by various news outlets, the SEC allegedly issued numerous subpoenas and information requests to technology companies, advisers and individuals involved in the cryptocurrency space and ICOs, as part of a broad inquiry into the cryptocurrency market.

A number of proposed ICOs have sought to rely on Regulation A and have filed with the SEC a Form 1-A covering a distribution of a digital token. Two such offerings were qualified in July 2019. In addition, some token offerings have been commenced as private securities offerings intended to be exempt from SEC registration. While the SEC historically declined to approve exchange-traded products (such as ETFs) holding cryptocurrencies, it has since authorized the listing and trading of spot Bitcoin ETFs in January 2024 and spot Ethereum ETFs in May 2024. These approvals, however, are subject to ongoing compliance reviews focused on custody practices, investor protections, and technological risks associated with blockchain infrastructure.

On March 9, 2022, former President Biden signed an executive order directing a “whole-of-government” approach to digital asset innovation, and directed federal agencies to address the risks and benefits of digital assets, with a focus on the following six priorities: (1) consumer and investor protection; (2) financial stability; (3) illicit finance; (4) U.S. leadership in the global financial system and economic competitiveness; (5) financial inclusion; and (6) responsible innovation.

Since the beginning of his second term as U.S. president, President Trump has issued several executive orders that promote a policy supportive of mainstream access to digital assets in the United States. On January 23, 2025, President Trump issued an executive order that indicated that it was the policy of the Trump Administration to “support the responsible growth and use of digital assets, blockchain technology, and related technologies across all sectors of the economy” and outlined the administration’s commitment to strengthening U.S. leadership in the digital asset space and established the President’s Working Group on Digital Asset Markets that is tasked with proposing a regulatory framework governing the issuance and operation of digital assets, including stablecoins, in the United States. On March 6, 2025, President Trump issued an executive order to establish a Strategic Bitcoin Reserve and a U.S. Digital Asset Stockpile, positioning the United States as a leader among nations in government digital asset strategy. On May 9, 2025, the President Trump issued an executive order aimed at curbing the overuse of criminal penalties in federal regulatory laws (such as those promulgated by the SEC and FDA, amongst others). On August 7, 2025, President Trump issued an executive order ordering the Secretary of the Department of Labor to take certain actions that may lead to greater regulatory certainty and protection from liability to sponsors of 401(k) and other participant-directed defined-contribution plans that are governed by the Employee Retirement Income Security Act of 1974, as amended, that offer access to alternative investments, including funds investing in digital assets.

Prior to the beginning of the current U.S. administration, several bills were introduced in Congress that proposed to establish additional regulation and oversight of the digital asset markets. On July 18, 2025, President Trump signed the GENIUS Act, which adopts a federal regulatory framework of stablecoins, following its passage by Congress on July 17, 2025. In May 2023, the House of Representatives passed H.R. 4763, the Financial Innovation and Technology for the 21st Century Act (“FIT21”), which would amend existing securities and commodity regulatory statutes to facilitate the use of digital assets. While FIT21 received strong bipartisan support, its future is uncertain, however, a Republican-controlled Congress may result in the enactment of legislation governing cryptocurrencies, such as FIT21. Proposed digital assets market infrastructure legislation, the CLARITY Act, continues to progress. The passage of the GENIUS Act and continued progress of the CLARITY Act in Congress signals a change in the U.S. government’s approach to digital assets and increasing regulatory clarity for the industry.

Since the beginning of the current Trump Administration, the SEC has taken certain actions that may reflect a more selective enforcement and regulatory strategy with respect to cryptocurrency financings. On January 21, 2025, the SEC launched a Crypto Task Force dedicated to developing a comprehensive and clear regulatory framework for assets. On February 20, 2025, the SEC announced the creation of the Cyber and Emerging Technologies Unit, which replaces the Crypto Assets and Cyber Unit (formerly known as the Cyber Unit). In a statement, Acting SEC Chairman Mark T. Uyeda stated, “[T]his new unit will complement the work of the Crypto Task Force led by Commissioner Hester Peirce. Importantly, the new unit will also allow the SEC to deploy enforcement resources judiciously.” In May 2025, the SEC executed a settlement agreement relating to a civil enforcement action that it filed against Ripple Labs Inc. and two of its executives in December 2020, which alleged that Ripple’s digital token was a “security” and that the company had conducted an unregistered public offering, and had resulted in a permanent injunction and $125,035,150 penalty. The settlement provided for a dissolution of the injunction and reduction of the civil penalty to $50 million. However, a federal district court denied the parties’ request to dissolve the injunction and lower the penalty. In addition, on June 12, 2025 the SEC formally withdrew fourteen outstanding rule proposals issued by the prior administration including proposed rules to further define the statutory term “exchange” and proposed safeguarding rules.

In addition, the SEC staff has published a number of statements purportedly to clarify the SEC’s regulatory approach to crypto assets. On January 23, 2025, the SEC rescinded Staff Accounting Bulletin 121 (“SAB 121”) by issuing new Staff Accounting Bulletin 122 (“SAB 122”), which reflects the interpretations and practices followed by the Division of Corporation Finance (the “Division”) and the Office of the Chief Accountant. Released in March 2022, SAB 121 provided interpretative guidance for a reporting entity that operates a platform that allows its users to transact in digital assets and that engages in activities in which it has an obligation to safeguard customers’ digital assets. SAB 121 required an entity to recognize a liability and corresponding asset for its obligation to safeguard crypto assets. SAB 122 rescinds SAB 121 and provides that an entity that has an obligation to safeguard crypto-assets for others should determine whether to recognize a liability related to the risk of loss under such an obligation, and if so, the measurement of such a liability, by applying the recognition and measurement requirements for liabilities arising from contingencies in Financial Accounting Standards Board Accounting Standards Codification Subtopic 450-20, Loss Contingencies, or International Accounting Standard 37, Provisions, Contingent Liabilities and Contingent Assets, under U.S. generally accepted accounting principles and IFRS Accounting Standards, respectively. SAB 122 also provides certain disclosure guidance for such entities. On February 27, 2025, the Division issued a statement providing its view that so-called “meme coins” are not securities for purposes of the federal securities laws.  It defined meme coins as “a type of crypto asset inspired by internet memes, characters, current events, or trends for which the promoter seeks to attract an enthusiastic online community to purchase the meme coin and engage in its trading.” On March 20, 2025, the Division issued a statement providing its view that certain PoW mining activities do not involve the offer and sale of securities within the meaning of Section 2(a)(1) of the Securities Act and Section 3(a)(10) of the Exchange Act. On April 4, 2025, the Division issued a statement providing its view that certain stablecoins do not involve the offer and sale of securities within the meaning of Section 2(a)(1) of the Securities Act and Section 3(a)(10) of the Exchange Act. On April 10, 2025, the Division issued a statement providing its views on the disclosures required for the offering and registration of crypto assets pending the creation of a comprehensive and clear regulatory framework for crypto assets by the SEC’s Crypto Task Force. On May 15, 2025, the staffs of Trading and Markets and the Office of General Counsel of FINRA withdrew the July 2019 Joint Statement, and the Trading and Markets staff issued frequently asked questions related to broker-dealer and transfer agent engagement with digital assets and blockchain covering topics such as the Customer Protection Rule, custody, the Securities Investor Act of 1970, recordkeeping, transfer agent registration, and master securityholder files. On May 29, 2025 and August 5, 2025, the Division issued statements providing its view that certain staking activities on networks that use PoS as a consensus mechanism do not involve the offer and sale of securities within the meaning of Section 2(a)(1) of the Securities Act or Section 3(a)(10) of the Exchange Act.

SEC leadership has similarly issued or coissued statements and testimony generally in support of clearer crypto asset regulation that is designed, in part, to increase the U.S. public’s access to cryptocurrencies. On May 20, 2025, SEC Chairman Paul Atkins testified before the House Appropriations Subcommittee on Financial Services and General Government that “A key priority of my Chairmanship will be to develop a rational regulatory framework for crypto asset markets that establishes clear rules of the road for the issuance, custody, and trading of crypto assets while continuing to discourage bad actors from violating the law,” and “Policymaking will be done through notice and comment rulemaking not through regulation-by-enforcement.” On July 31, 2025, SEC Chairman Atkins delivered a speech in which he outlined the SEC’s “Project Crypto,” an initiative directing the SEC’s policy divisions to work with the existing Crypto Task Force to “swiftly” develop proposals to implement the Working Group recommendations. On July 30, 2025, pursuant to the executive order issued on January 23, 2025, the “President’s Working Group on Digital Asset Markets,” which includes Paul Atkins, the Chairman of the SEC, released a report that was intended to provide a framework for regulatory oversight and allow more people to access digital asset markets. On August 1, 2025, the SEC announced that its Crypto Task Force will host a series of roundtables across the country to provide opportunities for additional stakeholders to meet with Commissioner Hester Peirce, who leads the Crypto Task Force.

While the current Trump Administration has expressed support for digital assets and a clear regulatory regime for digital assets, U.S. federal securities laws and regulations with respect to digital assets may not necessarily be adopted in a manner that protects our business practices from enforcement actions under U.S. securities laws. We cannot assure that the SEC will not aggressively enforce the securities laws with respect to cryptocurrencies or ICOs notwithstanding any of the more recent SEC staff policy announcements which may indicate a more selective approach toward enforcement actions against activities involving digital assets. While our current and planned business from digital assets will be limited to Bitcoin mining, which, as indicated above, appears to be viewed by the SEC staff as not involving the offer or sale of securities, there is no assurance that the SEC and its staff will not view companies that engage in Bitcoin mining practices with significant scrutiny for traditional violations of U.S. securities laws, or will not require enhanced and burdensome disclosures of us in this or any other aspect of our business. For similar reasons, there is also no assurance that U.S. securities regulations will protect our business activities involving Bitcoin mining from the risk of liability in private securities litigation. If we determine not to comply with such regulatory requirements or the private demands of litigants, we may be required to cease certain or all of our operations and pay civil or criminal penalties. Any such result would have a material adverse effect on our business, financial condition and results of operations.

Federal or state agencies may impose additional regulatory burdens on our business. Changing laws and regulations and changing enforcement policies and priorities have the potential to cause additional expenditures, restrictions, and delays in connection with our business operations.

Federal and state laws and regulations may be subject to change or changes in enforcement policies or priorities, including changes that may result from changes in the political landscape and changing technologies. Future legislation and regulations, changes to existing laws and regulations, or interpretations thereof, or changes in enforcement policies or priorities, could require significant management attention and cause additional expenditures, restrictions, and delays in connection with our business operations.

Increasing scrutiny and changing expectations from investors, lenders, customers, government regulators and other market participants with respect to our Environmental, Social and Governance (“ESG”) policies may impose additional costs on us or expose us to additional risks.

Companies across all industries and around the globe may face increasing scrutiny relating to their ESG policies. Investors, lenders and other market participants are increasingly focused on ESG practices and in recent years have placed increasing importance on the implications and social cost of their investments. Although the federal government in the United States has indicated a reversal of previous climate and ESG-related initiatives, regulatory initiatives to impose climate and ESG-reporting requirements have occurred and continue to be expected at the state and international levels and may resurface in the United Stated in the future. The increased focus and activism related to ESG may hinder our access to capital, as investors and lenders may reconsider their capital investment allocation as a result of their assessment of our ESG practices. If we do not adapt to or comply with investor, lender or other industry shareholder expectations and standards and potential government regulations, which are evolving but may relate to the suitable deployment of electric power, or which are perceived to have not responded appropriately to the growing concern for ESG issues, our reputation may suffer which would have a material adverse effect on our business, financial condition and results of operations.

We may be subject to risks associated with misleading and/or fraudulent disclosure or use by the creators of cryptocurrencies.

Generally, we rely primarily on a combination of white papers and other disclosure documents prepared by the creators of applicable cryptocurrencies, as well as on our management’s ability to obtain adequate information to evaluate the potential implications of transacting in these cryptocurrencies. However, such white papers and other disclosure documents and information may contain misleading and/or fraudulent statements (which may include statements concerning the creators’ ability to deliver in a timely fashion the product and/or service disclosed in their white papers and other disclosure documents) and/or may not reveal any unlawful activities by the creators. Recently, there has been an increasing number of investigations and lawsuits by the SEC and the CFTC involving cryptocurrency creators for fraud and misappropriation, among other charges. Additionally, FinCEN has increased its enforcement efforts involving cryptocurrency creators regarding compliance with anti-money laundering and know-your-customer laws.

To the extent that any of these creators make misleading and/or fraudulent disclosures or do not comply with federal, state or foreign laws, or if we are unable to uncover all material information about these cryptocurrencies and/or their creators, we may not be able to make a fully informed business decision relating to our transacting in or otherwise involving such cryptocurrencies, which could have a material adverse effect on our business, financial condition and results of operations.

Our management and compliance personnel have limited experience handling a listed cryptocurrency mining- related services company, and our compliance program was established only recently.

Our management and compliance personnel have limited experience in handling regulatory and compliance matters relating to a listed cryptocurrency mining-related services company. Our key compliance documents and compliance programs, such as anti-money laundering and know-your-customer procedures, were established only recently. We believe that we have measures designed to limit our counterparty risks. While we have been devoting a substantial amount of time and resources to various compliance initiatives and risk management measures, including but not limited to, recruiting a dedicated team of compliance expertise, we cannot assure you the practical application and effectiveness of our compliance program and risk management measures, nor that there will not be a failure in detecting regulatory compliance issues or managing risk exposure, which may adversely affect our reputation, business, financial condition and results of operations.

Risks Related to BlockchAIn

After completion of the Business Combination, the holders of One Blockchain’s securities will maintain the ability to control or significantly influence all matters submitted to the Combined Company’s stockholders for approval.

Upon the completion of the Business Combination, based on the current estimates, One Blockchain Securityholders will, in the aggregate, own approximately 88.3% of the BlockchAIn common shares following the Closing. As a result, if these stockholders were to choose to act together, they would be able to control or significantly influence all matters submitted to the Combined Company’s stockholders for approval, as well as the Combined Company’s management and affairs. For example, these persons, if they choose to act together, would control or significantly influence the election of directors and approval of any merger, consolidation or sale of all or substantially all of the Combined Company’s assets. This concentration of voting power could delay or prevent an acquisition of the Combined Company on terms that other stockholders may desire.

The Combined Company’s stock price is expected to be volatile, and the market price of its common shares may drop following the Business Combination.

The market price of BlockchAIn common shares following the Business Combination could be subject to significant fluctuations following the Business Combination. Market prices for securities of technology companies have historically been particularly volatile. Some of the factors that may cause the market price of BlockchAIn common shares to fluctuate include:

●	variations in the Combined Company’s financial results or those of companies that are perceived to be similar to the Combined Company;

●	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by the Combined Company or the Combined Company’s competitors;

●	significant lawsuits, including stockholder litigation;

●	additions or departures of key employees or management personnel;

●	general economic, industry and market conditions; and

●	failure to maintain compliance with listing requirements of the NYSE American.

Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of BlockchAIn common stock.

In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm the Combined Company’s profitability and reputation.

The Combined Company will incur costs and demands upon management as a result of complying with the laws and regulations affecting public companies.

The Combined Company will incur significant legal, accounting and other expenses that One Blockchain did not incur as a private company, including costs associated with public company reporting requirements. The Combined Company will also incur costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act, as well as rules implemented by the SEC and the NYSE American. These rules and regulations are expected to increase the Combined Company’s legal and financial compliance costs and to make some activities more time-consuming and costly. The executive officers and other personnel of the Combined Company will need to devote substantial time regarding operations as a public company and compliance with applicable laws and regulations. These rules and regulations may also make it difficult and expensive for the Combined Company to obtain directors’ and officers’ liability insurance. As a result, it may be more difficult for the Combined Company to attract and retain qualified individuals to serve on the BlockchAIn Board or as executive officers of the Combined Company, which may adversely affect investor confidence in the Combined Company and could cause the Combined Company’s business or stock price to suffer.

One Blockchain’s management has limited experience with compliance with public company obligations and the Combined Company’s resources may not be sufficient to fulfill its public company obligations.

Following the completion of the Business Combination, the Combined Company will be subject to various regulatory requirements, including those of the SEC and the NYSE American. These requirements include record keeping, financial reporting, and corporate governance rules and regulations. The Combined Company’s management team will consist of certain executive officers of One Blockchain prior to the Business Combination. Such executive officers have limited experience with compliance with public company obligations and, historically, One Blockchain has not had the resources typically found in a public company. The Combined Company’s internal infrastructure may not be adequate to support its reporting obligations, and the Combined Company may be unable to hire, train or retain necessary staff and may initially be reliant on engaging outside consultants or professionals to overcome its lack of experience. The Combined Company’s business could be adversely affected if its internal infrastructure is inadequate, it is unable to engage outside consultants, or is otherwise unable to fulfill its public company obligations.

Anti-takeover provisions in the Combined Company charter documents and under Delaware law could make an acquisition of the Combined Company more difficult and may prevent attempts by the Combined Company stockholders to replace or remove the Combined Company management.

Similar to those of Signing Day Sports, it is expected that the Combined Company’s charter documents will be subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

A Delaware corporation may “opt out” of these provisions with an express provision in its certificate of incorporation. We have not opted out of these provisions, which may, as a result, discourage or prevent mergers or other takeover or change of control attempts of the Combined Company. However, the Combined Company does not expect to opt out of these provisions.

In addition, the Amended and Restated Certificate of Incorporation of BlockchAIn (the “BlockchAIn Amended and Restated Certificate of Incorporation”) and the Amended and Restated Bylaws of BlockchAIn (the “BlockchAIn Amended and Restated Bylaws”) are expected to contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of our company or changing the BlockchAIn Board and management. The BlockchAIn Amended and Restated Certificate of Incorporation is expected to provide that a majority of the BlockchAIn Board will have the sole authority to establish the number of directors and fill any vacancies and newly created directorships, subject to the rights of any holders of Combined Company preferred stock to elect directors. These provisions may prevent a stockholder from increasing the size of the BlockchAIn Board and gaining control of the BlockchAIn Board by filling the resulting vacancies with its own nominees. In addition, the BlockchAIn Amended and Restated Certificate of Incorporation are expected to provide that in addition to any other vote required by law, no member of the BlockchAIn Board may be removed from office by our stockholders without the approval of not less than the majority of the total voting power of all of our outstanding shares of capital stock then entitled to vote in the election of directors, and only for “cause”. Furthermore, the BlockchAIn Board will be a “classified” board, with staggered three-year terms, which may also delay or prevent a change in management or control. The BlockchAIn Amended and Restated Certificate of Incorporation will provide that stockholders may not take action by written consent. The BlockchAIn Amended and Restated Bylaws also are not expected to provide its stockholders with the power to call a special meeting of stockholders and may contain certain advance notice provisions for the submission and presentation of stockholder meeting proposals or director nominations at a stockholder meeting, which may limit the ability of stockholders to influence the composition and business decisions of our management.

The BlockchAIn Amended and Restated Bylaws are also expected to provide that we may agree with any stockholders to restrict the sale or other disposal of our stock owned by such stockholders.

In addition, the BlockchAIn Amended and Restated Certificate of Incorporation is expected to authorize the BlockchAIn Board to issue a certain number of shares of “blank-check” preferred stock in one or more series as solely determined by the BlockchAIn Board, and to have the voting powers, preferences and relative participation, optional and special rights and qualifications, limitations and restrictions thereof as solely determined by the BlockchAIn Board without further action by the stockholders. These terms may include voting rights including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of any Combined Company preferred stock could diminish the rights of holders of existing shares, and therefore could reduce the value of such shares. In addition, specific rights granted to future holders of Combined Company preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of the BlockchAIn Board to issue Combined Company preferred stock could make it more difficult, delay, discourage, prevent or make it costlier to acquire or effect a change in control, which in turn could prevent our stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the value of BlockchAIn securities.

Furthermore, the holders of the BlockchAIn common stock will not have cumulative voting rights in the election of its directors. The combination of the anticipated ownership by a few stockholders of the majority of BlockchAIn’s issued and outstanding common stock and lack of cumulative voting may make it more difficult for other stockholders to replace the BlockchAIn Board or for a third party to obtain control of the Combined Company by replacing the BlockchAIn Board.

The Combined Company may not be able to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002 that will be applicable to the Combined Company after the Business Combination.

One Blockchain is not currently subject to Section 404 of the Sarbanes-Oxley Act, or Section 404. However, following the Business Combination, the Combined Company will be subject to Section 404. The standards required for a public company under Section 404 are significantly more stringent than those required of One Blockchain as a privately held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable to the Combined Company after the Business Combination. If management is not able to implement the additional requirements of Section 404 in a timely manner or with adequate compliance, it may not be able to assess whether its internal control over financial reporting is effective, which may subject the Combined Company to adverse regulatory consequences and could harm investor confidence and the market price of BlockchAIn common shares.

If securities analysts do not publish research or reports about the Combined Company’s business or if they publish negative evaluations of the Combined Company’s stock, the price of the Combined Company’s stock could decline.

The trading market for BlockchAIn common shares will rely, in part, on the research and reports that industry or financial analysts publish about the Combined Company or the Combined Company’s business. Equity research analysts may elect not to provide research coverage of BlockchAIn common shares after the completion of the Business Combination, and such lack of research coverage may adversely affect the market price of its common shares. In the event it does have equity research analyst coverage, the Combined Company will not have any control over the analysts or the content and opinions included in their reports. The price of BlockchAIn common shares could decline if one or more equity research analysts downgrade its stock or issue other unfavorable commentary or research. If one or more equity research analysts cease coverage of the Combined Company or fail to publish reports on it regularly, demand for its common shares could decrease, which in turn could cause its stock price or trading volume to decline.

Signing Day Sports and One Blockchain do not anticipate that the Combined Company will pay any cash dividends in the foreseeable future.

The current expectation is that the Combined Company will retain its future earnings to fund the development and growth of the Combined Company’s business. As a result, capital appreciation, if any, of the common shares of the Combined Company will be your sole source of gain, if any, for the foreseeable future.

The pro forma financial statements attached as Exhibit 99.5 to the Form 8-K/A are presented for illustrative purposes only and may not be an indication of the Combined Company’s financial condition or results of operations following the completion of the Business Combination.

The pro forma financial statements attached as Exhibit 99.5 to the Form 8-K/A are presented for illustrative purposes only and may not be an indication of the Combined Company’s financial condition or results of operations following the Business Combination for several reasons. The pro forma financial statements have been derived from the historical financial statements of Signing Day Sports and One Blockchain and certain adjustments and assumptions have been made regarding the Combined Company after giving effect to the Business Combination. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with accuracy. Moreover, the pro forma financial statements do not reflect all costs that are expected to be incurred by the Combined Company in connection with the Business Combination. For example, the impact of any incremental costs incurred in integrating the two companies is not reflected in the pro forma financial statements. As a result, the actual financial condition of the Combined Company following the Business Combination may not be consistent with, or evident from, these pro forma financial statements. The assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the Combined Company’s financial condition following the Business Combination.

Future sales of shares by existing stockholders could cause the Combined Company stock price to decline.

If existing Signing Day Sports Stockholders and One Blockchain Securityholders sell, or indicate an intention to sell, substantial amounts of BlockchAIn common shares in the public market after the lock-up and other legal restrictions on resale, the trading price of the BlockchAIn common shares could decline.

The Lock-Up/Leakout Agreements to be entered into by certain Signing Day Sports Stockholders and the One Blockchain Securityholders prior to the Closing will provide that the BlockchAIn common shares, including, as applicable, shares received in the Business Combination and issuable upon exercise of certain options, will be subject to lock-up restrictions for a six-month period after the Closing, subject to limited exceptions. Upon expiration of such lockup restrictions, such BlockchAIn common shares will be eligible for sale in the public market, subject to volume limitations under Rule 144 under the Securities Act, and various vesting agreements. If these shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of BlockchAIn common shares could decline.

The BlockchAIn Amended and Restated Certificate of Incorporation will designate the Court of Chancery in the State of Delaware as the exclusive forum for certain types of actions and proceedings that the Combined Company’s stockholders may initiate, which could limit the Combined Company’s stockholders’ ability to obtain a favorable judicial forum for disputes with the Combined Company or the Combined Company’s directors, officers or employees.

The BlockchAIn Amended and Restated Certificate of Incorporation will provide that, subject to limited exceptions, the state and federal courts within the State of Delaware will be exclusive forums for any:

●	derivative action or proceeding brought on the Combined Company’s behalf;

●	action asserting a claim of breach of a fiduciary duty owed by any of the Combined Company’s directors, officers or other employees to the Combined Company or the Combined Company’s stockholders;

●	action asserting a claim against the Combined Company arising pursuant to any provision of the DGCL or the BlockchAIn Amended and Restated Certificate of Incorporation or bylaws; or

●	any action asserting a claim against the Combined Company that is governed by the internal affairs doctrine.

If any such action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel, except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the federal securities laws, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. Notwithstanding the foregoing, the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum.

Any person or entity purchasing or otherwise acquiring any interest in shares of the Combined Company’s capital stock shall be deemed to have notice of and to have consented to the provisions of the Combined Company’s bylaws described above. However, no such person or entity shall be deemed to have waived any right of action against the Company or its officers or directors pursuant to the federal securities laws. These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Combined Company or the Combined Company’s directors, officers or other employees, which may discourage such lawsuits against the Combined Company and the Combined Company’s directors, officers and employees. Alternatively, if a court were to find these provisions of its bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, the Combined Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect the Combined Company’s business and financial condition.

The exclusive forum provision of the BlockchAIn Amended and Restated Certificate of Incorporation would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 22 of the Securities Act provides that federal and state courts have concurrent jurisdiction over lawsuits brought under the Securities Act or the rules and regulations thereunder. To the extent the exclusive forum provision restricts the courts in which claims arising under the Securities Act may be brought, there is uncertainty as to whether a court would enforce such a provision. We note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

As an emerging growth company, BlockchAIn cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make BlockchAIn common shares less attractive to investors.

BlockchAIn is an emerging growth company as defined in the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to obtain an assessment of the effectiveness of BlockchAIn’s internal controls over financial reporting from its independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. BlockchAIn cannot predict if investors will find its shares less attractive because it will rely on these exemptions. If some investors find BlockchAIn’s shares less attractive as a result, there may be a less active market for BlockchAIn’s shares and its share price may be more volatile.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of these accounting standards until they would otherwise apply to private companies. BlockchAIn intends to take advantage of the benefits of this extended transition period, for as long as it is available. As a result, BlockchAIn’s financial statements may not be comparable to those of companies that comply with such new or revised accounting standards.

Pursuant to the JOBS Act, BlockchAIn’s independent registered public accounting firm will not be required to attest to the effectiveness of BlockchAIn’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act for so long as it is an emerging growth company.

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of BlockchAIn’s internal control over financial reporting, starting with the second annual report that it files with the SEC after the consummation of its initial public listing, and generally requires in the same report a report by its independent registered public accounting firm on the effectiveness of its internal control over financial reporting. However, as an emerging growth company, BlockchAIn’s independent registered public accounting firm will not be required to attest to the effectiveness of its internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act until it is no longer an emerging growth company. BlockchAIn could be an emerging growth company for up to five years.